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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☐   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CME Group Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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20 South Wacker Drive

Chicago, Illinois 60606

March 17, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 annual meeting of shareholders of CME Group Inc. The meeting will be held at 10:00 a.m., Central Time, on Wednesday, May 7, 2008, at the University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois.

In addition to topics described in the notice of annual meeting and proxy statement, we’ll share our progress and there will be an opportunity to ask questions of interest to you as a valued shareholder and customer.

Your vote is very important. We urge you to vote your shares promptly, even if you plan to attend the meeting. You may vote by telephone or over the Internet by following the instructions on the enclosed proxy card or by returning the enclosed proxy card. We look forward to seeing you at the meeting.

Sincerely,

Terrence A. Duffy	Craig S. Donohue
Executive Chairman	Chief Executive Officer

20 South Wacker Drive

Chicago, Illinois 60606

Notice of Annual Meeting of Shareholders May 7, 2008

The annual meeting of shareholders of CME Group Inc. will be held at 10:00 a.m., Central Time, on Wednesday, May 7, 2008, at the University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois, for the following purposes:

1.	to elect eight directors that we refer to as “Equity Directors;”

2.	to elect one Class B-1 director and one Class B-2 director;

3.	to elect five members of the Class B-1 nominating committee and five members of the Class B-2 nominating committee;

4.	to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008; and

5.	to transact any other business that properly comes before the meeting.

You are entitled to notice of and to vote at the annual meeting if you were a shareholder of record of CME Group Inc. Class A or Class B common stock at the close of business on March 10, 2008. There were 54,507,390 shares of our Class A common stock and 3,138 of our Class B common stock issued and outstanding on March 10, 2008. The Company expects to either mail or provide notice and electronic delivery of this notice of annual meeting, proxy statement and 2007 annual report on or about March 24, 2008.

Your vote is important. We urge you to vote your shares promptly, even if you plan to attend the meeting. You may vote over the Internet, by telephone or by returning the enclosed proxy card by mail. Specific instructions on how to vote can be found on the proxy card.

If you wish to vote by telephone or over the Internet and you hold your shares at Computershare, our transfer agent, you may vote until 10:59 p.m., Central Time, on Tuesday, May 6, 2008.

By order of the board of directors,

Kathleen M. Cronin
Managing Director, General Counsel and Corporate Secretary

March 17, 2008

Chicago, Illinois

Proxy Statement for the

Annual Meeting of Shareholders of

CME GROUP INC.

To be held on Wednesday, May 7, 2008

In this proxy statement, we refer to CME Group Inc. as “CME Group” or the “Company,” to Chicago Mercantile Exchange Inc. as “CME,” to CBOT Holdings, Inc. as “CBOT Holdings” and to Board of Trade of the City of Chicago, Inc. as “CBOT.” In connection with our merger with CBOT Holdings, Chicago Mercantile Exchange Holdings Inc. (“CME Holdings”) was the surviving company and its name was changed to CME Group. In this proxy statement, the terms “we,” “us” and “our” refer to CME Group and its subsidiaries.

Frequently Asked Questions Regarding Attendance and Voting Matters

When and where is the annual meeting?

The annual meeting of shareholders of CME Group will be held on Wednesday, May 7, 2008, at 10:00 a.m. Central Time, at the University of Chicago Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois.

Who can attend the annual meeting?

All holders of Class A and Class B common stock on March 10, 2008, the record date for the annual meeting, are invited to attend the annual meeting. If you attend, you will be asked to present valid picture identification, such as a driver’s license or passport. If you are not a shareholder of record, you must bring evidence from your broker that you are a shareholder and are eligible to attend the meeting, such as a letter or account statement from your broker or bank. Shareholders will not be allowed to use cameras, recording devices and other electronic devices at the meeting.

Will the annual meeting be Web cast?

Yes. A live Web cast of the annual meeting will be provided from our Investor Relations section of our Web site www.cmegroup.com. Go to Investor Relations, click on Investor Calendar and then click on listen to Web cast for the CME Group Inc. 2008 Annual Meeting of Shareholders.

How did the merger with CBOT Holdings impact the board of directors?

As a result of our merger with CBOT Holdings, the size of the board of directors increased from 20 to 30 members and was classified into Classes I, II and III. Ten of our 30 directors are former board members of CBOT Holdings and CBOT. Six of our directors continue to be elected by our Class B shareholders.

What proposals are we being asked to vote on?

Holders of all classes of Class A and Class B common stock of CME Group (voting together as a single class) are being asked to vote on the following:

•	the election of eight directors that we refer to as “Equity Directors;” and

•	the ratification of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008.

In addition, holders of Class B-1 and Class B-2 shares are being asked to vote on the election of one director for their respective class. We refer to these directors as the “Class B directors.”

Finally, holders of Class B-1 and Class B-2 shares are being asked to vote on the election of five members of the Class B nominating committee for their respective class, each from a slate of ten candidates. We refer to these nominating committee members as the “Class B nominating committee members.”

Who is entitled to vote?

You may vote if you owned shares of Class A or Class B common stock of CME Group as of the close of business on March 10, 2008, the record date for the annual meeting. The number of shares outstanding of each of our classes of common stock as of March 10, 2008 was as follows:

Class	Shares Outstanding
Class A	54,507,390
Class B-1	625
Class B-2	813
Class B-3	1,287
Class B-4	413

There were approximately 2,000 holders of record of our Class A common stock and approximately 1,900 holders of record of our Class B common stock on such date.

The following table shows the number of votes each share is entitled to cast on the proposals on which shareholders will vote at the annual meeting:

Proposal	Class A	Class B-1	Class B-2	Class B-3	Class B-4
Election of Equity Directors	1	1	1	1	1
Election of Class B Director	N/A	1	1	N/A	N/A
Election of Class B Nominating Committee Members	N/A	1	1	N/A	N/A
Ratification of Ernst & Young LLP	1	1	1	1	1

In connection with our merger, we issued fractional shares of our Class A common stock to CBOT Holdings shareholders. Holders of fractional shares are entitled to vote their fractional share in proportion to their fractional interest. For example, an individual owning 1,000.75 shares would be entitled to 1,000 votes and  3/4 of one vote.

How do I vote?

Shareholders of record have three ways to cast their vote:

•

By phone or via the Internet – by calling 1-800-690-6903 or voting electronically over the Internet by going to www.proxyvote.com. You will need to reference the control number on your proxy card when voting by telephone or over the Internet. If you wish to vote by telephone or over the Internet, you may vote until 10:59 p.m., Central Time, on Tuesday, May 6, 2008.

•	By mail – by submitting the proxy card in the envelope provided.

•	In person – by voting your proxy card at the annual meeting.

For holders in street name, your proxy materials include a voting instruction form from the institution holding your shares. The availability of telephone or Internet voting will depend upon the institution’s voting processes. You may also vote in person at the annual meeting if you obtain a legal proxy from the institution holding your shares. Please contact the institution holding your shares for more information.

Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote your shares by returning the enclosed proxy card and/or voting instruction card in the accompanying envelope or casting your vote by telephone or over the Internet. Voting by proxy or instruction card will not affect your right to attend the meeting and vote your shares in person. You can save us the expense of a second mailing by voting promptly.

What is a shareholder of record?

A shareholder of record or registered shareholder is a shareholder whose ownership of CME Group stock is reflected directly on the books and records of our transfer agent, Computershare. If you hold stock through a bank, broker or other intermediary, you hold your shares in street name and are not a shareholder of record. For shares held in street name, the record owner of your shares is your bank, broker or other intermediary. We only have access to ownership records for the registered shares. Therefore, if you are not a registered shareholder, you will need to bring additional documentation to evidence your stock ownership as of the record date, such as, a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your voting instruction card to be admitted to the annual meeting.

What does it mean if I receive more than one proxy card?

This means that you have multiple accounts holding CME Group shares. Shares with different registrations cannot be combined and as a result, you may receive more than one proxy card. For example, shares held through your broker cannot be combined with shares held at our transfer agent, Computershare. Additionally, our Class B shares are not combined with our Class A shares. Therefore, if you own both Class A and Class B shares you will receive more than one proxy card.

If you receive more than one proxy card, you must vote each card to ensure that all shares you own are voted.

What if I return my proxy card but do not provide voting instructions?

If you sign, date and return the proxy card without indicating your instructions on how to vote your shares, the proxies will vote your shares as follows:

•	“FOR” the election of eight directors that we refer to as “Equity Directors;”

•	“ABSTAIN” from voting for Class B directors, if applicable;

•	“ABSTAIN” from voting for Class B nominating members, if applicable; and

•	“FOR” the ratification of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008.

If any other matter is presented at the annual meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters to be addressed at the annual meeting beyond those described in this proxy statement.

Can I change my mind after I vote?

For shareholders of record: You may change or revoke your vote by submitting a written notice of revocation directed to the Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606 or by submitting another proxy card or by voting at the annual meeting.

For holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or intermediary.

Your most recent vote is the one that is counted.

Is my vote confidential?

All proxies, ballots and tabulations that identify the vote of a particular shareholder will be kept confidential, except as necessary to allow the inspectors of election to certify the voting results or to meet legal requirements. Representatives of Broadridge will act as the inspector of election and will count the votes.

Comments written on proxy cards or ballots may be provided by Broadridge to our Corporate Secretary, Kathleen M. Cronin, with the name and address of the shareholder. Each comment will be provided without reference to the vote of the shareholder, unless the vote is mentioned in the comment or unless disclosure of the vote is necessary in order to understand the comment. At our request, the inspector of election may provide us with a list of shareholders who have not voted and periodic status reports on the aggregate vote. These status reports may include breakdowns of vote totals by different types of shareholders, although it is expected that we will not be able to determine how individual shareholders voted.

How many votes must be present to hold the annual meeting?

In order for us to conduct the meeting, shareholders possessing at least one-third of the votes entitled to be cast on each proposal as of March 10, 2008, must be present or represented by proxy. This is referred to as a quorum.

Proxies marked “withhold” or “abstain” and “broker non-votes” are counted as present for establishing a quorum. A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item under the rules of the New York Stock Exchange (the “NYSE”) and The NASDAQ Global Select Market (the “NASDAQ”) and has not received instructions from the beneficial owner.

To ensure that there will be a quorum for each of the proposals to be voted on, please vote before the annual meeting, and allow your shares to be represented at the meeting by your proxies. Voting before the annual meeting will not prevent you from voting in person at the meeting. If you vote in person at the meeting, your previous vote will be revoked automatically.

How many votes are needed to approve the various proposals?

Each of the proposals presented at the annual meeting will be considered separately. Assuming that a quorum is present for the particular proposal, the following votes are required to approve each of the proposals:

•

Proposal 1: Election of Equity Directors: Eight nominees receiving the highest number of “FOR” votes from all classes of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class will be elected.

•

Proposal 2: Election of each Class B director: One Class B-1 nominee and one Class B-2 nominee receiving the highest number of “FOR” votes in his class from shareholders present or represented by proxy at the annual meeting will be elected as the Class B director for that class.

•

Proposal 3: Election of each Class B nominating committee: Five nominees receiving the highest number of “FOR” votes in their class from shareholders present or represented by proxy at the annual meeting will be elected to the Class B nominating committee for that class.

•

Proposal 4: Ratification of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008: Must receive a “FOR” vote from the holders of a majority of the shares of the Company’s Class A and Class B common stock present or represented by proxy at the annual meeting voting together as a single class.

Who pays for the solicitation of proxies?

CME Group pays the cost of soliciting proxies. Proxies will be solicited on behalf of the board of directors. This solicitation is being made by mail and over the Internet, but also may be made by telephone or in person. We have hired D.F. King for $9,000, plus out-of-pocket expenses, to assist in the solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their out-of-pocket expenses for sending proxy materials to shareholders and obtaining their vote.

When are shareholder proposals due for the 2009 annual meeting?

To be considered for inclusion in the 2009 proxy statement, shareholder proposals must be received in writing at our principal executive offices no later than November 23, 2008. You should be aware that your proposal must comply with the Securities and Exchange Commission (“SEC”) regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

Similarly, in order for you to raise a proposal from the floor during next year’s meeting, we must receive written notice of the proposals not less than 90 and no more than 120 days prior to the annual meeting. If, however, less than 100 days notice of the meeting date is given to shareholders, notice of the matter to be brought before the annual meeting may be provided to us up to ten business days following the date of the announcement of the annual meeting. Your notice of the proposal must contain the information required under our bylaws.

Shareholder proposals should be sent by mail directed to the Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606.

Are there any matters to be voted on at the meeting that are not included in the proxy?

At the time this proxy statement went to press, we knew of no matters to be addressed at the annual meeting beyond those described in this proxy statement. If any other matter is presented at the annual meeting, your proxies will vote in accordance with their best judgment.

Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results by press release following the annual meeting and will publish final results in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

If I received paper copies of materials, can I receive future proxy materials on-line?

Yes. If you chose this option you will not receive paper copies of the proxy statement and annual report in the mail. Choosing this option will save us printing and mailing costs and may benefit the environment.

If you hold shares in your name (instead of through a broker or other nominee), you can choose this option by following the instructions provided when you vote over the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically. If you hold your shares through a broker or other nominee, you should follow the instructions regarding electronic delivery, if any, provided by your broker or other nominee.

If you choose to receive your proxy materials and annual report electronically, then prior to next year’s annual meeting you will receive an e-mail notification when the proxy materials and annual report are available for your on-line review. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice.

Why did I receive a notice by mail without printed copies of the proxy statement and annual report?

As permitted by rules recently adopted by the SEC, we are making this proxy statement and our annual report available to our shareholders electronically via the Internet. On or about March 24, 2008, we mailed a notice containing instructions on how to access this proxy statement and our annual report and vote on-line. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice.

Can I get copies of the annual report to shareholders and annual report on Form 10-K?

Yes. Additional copies of the annual report to shareholders, along with copies of our annual report on Form 10-K for the year ended December 31, 2007 (not including documents incorporated by reference), are available free of charge upon written request to Shareholder Relations and Membership Services, Attention: Ms. Beth Hausoul, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606.

Composition of the Board

Following our merger with CBOT Holdings, our board is now comprised of 30 directors and is divided into three classes for purposes of election. Each of the classes is comprised of ten directors that will be elected at each annual meeting to serve for a three-year term.

Directors elected at the 2008 annual meeting will hold office for a three-year term expiring at the 2011 annual meeting. Eight Equity Directors will be elected by the Class A and Class B shareholders voting together as a single class. Additionally, as set forth in Proposal 2, the holders of Class B-1 and Class B-2 shares will elect one director each to Class I. Directors in the other two classes that are not up for election this year will continue in office for the remainder of their terms.

Proposal 1 – Election of Equity Directors

The nominating committee has nominated the following candidates for election to a three-year term expiring at the annual meeting in 2011. The nominees were evaluated and recommended by the nominating committee in accordance with the process for nominating directors as described on page 16 of this proxy statement. All of the nominees with the exception of Messrs. Bitsberger and Hastert are currently members of our board. References to terms on our board of directors includes service on the board of CME Holdings from its formation in 2001 and service on the board of its wholly-owned subsidiary, CME. Additionally, since the completion of our merger with CBOT Holdings, the board of directors of CBOT has been comprised of the same members as the CME Group and CME boards.

Directors are elected by a plurality of the shares present at the meeting, meaning that director nominees with the most affirmative votes are elected to fill the available seats.

Craig S. Donohue, 46 Mr. Donohue has served as Chief Executive Officer and a member of our board of directors since 2004. Previously, Mr. Donohue was our Executive Vice President and Chief Administrative Officer, Office of the CEO, from 2002 to 2003. Before that, Mr. Donohue held various positions at our organization with increasing responsibility, including Managing Director and Chief Administrative Officer; Managing Director, Business Development and Corporate/Legal Affairs; Senior Vice President and General Counsel; and Vice President of the Division of Market Regulation. Mr. Donohue is chairman of the board of the National Council on Economic Education, a non-profit organization that focuses on improving the economic literacy of students and teachers. He is also a member of the board of directors of the Executives’ Club of Chicago and the Chicagoland Chamber of Commerce and he serves on the Commodity Futures Trading Commission’s Global Markets Advisory Committee.

Timothy S. Bitsberger, 48 Mr. Bitsberger has served as Senior Vice President and Treasurer of Freddie Mac since January 2006. Previously, Mr. Bitsberger was with the U.S. Treasury Department from 2001 to October 2005 serving first as their Deputy Assistant Secretary for federal finance and more recently as the Assistant Secretary for financial markets. He was confirmed by the U.S. Senate as the Assistant Secretary in 2004.

Jackie M. Clegg, 45 Ms. Clegg has served as a member of our board of directors since July 2007. Previously, Ms. Clegg served as a director of CBOT since 2003. She also serves on the board of directors of Blockbuster, Inc., Brookdale Senior Living, Cardiome Pharma Corp. and Javelin Pharmaceuticals. Ms. Clegg is currently the Managing Partner of Clegg International Consultants, LLC, where she focuses on strategic advice and crisis management, especially for businesses with an international interest. Previously, she served as the vice chair of the board of directors and First Vice

President and prior to that as the Chief Operating Officer of the Export-Import Bank of the United States, the official U.S. export credit agency that assists in financing the export of U.S. goods and services to international markets. During her 20-year career in Washington, D.C., Ms. Clegg has also worked in the U.S. Congress on national security issues, foreign affairs, and international finance and monetary policy.

James A. Donaldson, 63 Mr. Donaldson has served as a member of our board of directors since July 2007. Previously he served as a director of CBOT since 2004. Prior to that, Mr. Donaldson served as a partner of Kelly Grain Company, Executive Vice President and Secretary of Kelly Commodities, Inc. and a broker in the soybean oil pit. He was also at Archer Daniels Midland and Kohlmeyer & Company. He is a veteran of the U.S. Air Force. Mr. Donaldson has been a member of CBOT since 1968 and is an independent trader.

J. Dennis Hastert, 66 Mr. Hastert served as Speaker of the House of Representatives from January 1999 through January 2007. He served 11 terms in Congress and retired from the House of Representatives in November 2007. Prior to his role as Speaker, Mr. Hastert served as Chief Deputy Majority Whip in the 104th Congress and also served as Chairman of the House of Government Reform and Oversight Subcommittee on National Security, International Affairs and Criminal Justice. He also spent the first 16 years of his career teaching government, history and economics at Yorkville High School.

William P. Miller, 52 Mr. Miller has served as a member of our board of directors since 2003. Mr. Miller has served as the Senior Investment Officer, Fund Management for the Ohio Public Employees Retirement System since 2005. Previously he served as Senior Risk Manager for the Abu Dhabi Investment Authority from 2003 to 2005. Mr. Miller was a risk management advisor for the Rockefeller Foundation, a non-profit foundation and an advisor to Africa Global from 2002 to 2003. Mr. Miller is a director of American Axle and Manufacturing and of the BTOP50 Managed Futures family of funds and serves as chairman of their audit committees. He is a member of the Public Company Accounting Oversight Board’s Standing Advisory Group, a member of the advisory board for the Kent State University Master of Science in Financial Engineering program and a member of the Investment Risk Committee of the International Association of Financial Engineers. Mr. Miller is a chartered financial analyst and a member of the Institute of Chartered Financial Analysts.

Terry L. Savage, 63 Ms. Savage has served as a member of our board of directors since 2003. Ms. Savage is a financial journalist, author and President of Terry Savage Productions, Ltd., which provides speeches, columns and videos on personal finance for corporate and association meetings, publications and national television programs, and networks, including CNN, NBC and theStreet.com. She was a member of CME from 1975 to 1980. Ms. Savage is a director of the Executives’ Club of Chicago, Northwestern Memorial (Hospital) Foundation and Junior Achievement of Illinois.

Christopher Stewart, 50 Mr. Stewart has served as a member of our board of directors since July 2007. Previously, Mr. Stewart served as a director of CBOT since 2006. Mr. Stewart has served as Chief Executive Officer of Gelber Group LLC, a clearing member firm, since 2000 and has been employed by Gelber Group since 1983.

Our nominating committee unanimously recommends a vote “FOR” the foregoing nominees.

Proposal 2 – Election of Class B Directors

In accordance with our bylaws, our Class B-1, Class B-2 and Class B-3 shareholders have the right to elect six of our directors. At the 2008 annual meeting, Class B-1 shareholders are entitled to elect one director and Class B-2 shareholders are entitled to elect one director, each to a three-year term expiring at the annual meeting in 2011.

Nominee for Class B-1 Director

Bruce F. Johnson, 65 Mr. Johnson has served as a member of our board of directors since 1998 and has been a member of CME for more than 30 years. Mr. Johnson previously served as President, Director and part owner of Packers Trading Company, Inc., a former futures commission merchant and former clearing firm, from 1969 through 2003.

Nominee for Class B-2 Director

Patrick B. Lynch, 42 Mr. Lynch has served as a member of our board of directors since 2002. He served as Treasurer of the board from 2002 until July 2007. He has been a member of CME since 1990 and has been an independent floor trader since 1990.

Our board is not providing any recommendations as to how you should vote with respect to the foregoing nominees.

Members of our Board Not Standing for Election this Year

Set forth below is information about our board members who are not standing for election at the 2008 annual meeting. References to terms on our board of directors includes service on the board of CME Holdings from its formation in 2001 and service on the board of its wholly-owned subsidiary, CME. Additionally, the board of directors of CBOT is comprised of the same members as the CME Group and CME boards.

Class II – Terms Expiring in 2009

Dennis H. Chookaszian, 64 Mr. Chookaszian has served as a member of our board of directors since 2004. Since January 2007, he has served as chairman of the Financial Accounting Standards Advisory Council. From 1999 until 2001, Mr. Chookaszian served as Chairman and Chief Executive Officer of mPower, Inc., a financial advice provider focused on the on-line management of 401(k) plans. Mr. Chookaszian served as Chairman and Chief Executive Officer of CNA Insurance Companies (“CNA”) from 1992 to 1999. During his 27-year career with CNA, Mr. Chookaszian held several management positions at the business unit and corporate levels, including President and Chief Operating Officer from 1990 to 1992 and Chief Financial Officer from 1975 to 1990. Mr. Chookaszian serves as a director of Career Education Corporation, LoopNet, Inc. and Insweb Corp. Mr. Chookaszian is a registered certified public accountant.

Robert F. Corvino, 50 Mr. Corvino has served as a member of our board of directors since July 2007. Previously, Mr. Corvino served as Vice Chairman of CBOT since 2004. Mr. Corvino is an independent local trader and has been a member of CBOT since 1984.

Larry G. Gerdes, 59 Mr. Gerdes has served as a member of our board of directors since July 2007. Previously, he served as a director of CBOT since 2005. He is President/CEO and Chairman of Transcend Services, Inc., the fourth largest medical transcription company in the United States. Mr. Gerdes is also a general partner of Gerdes Huff Investments. Since 1983, Mr. Gerdes has served as general partner of Sand Hill Financial Company, a venture capital partnership. Mr. Gerdes is a major shareholder and President of Friesland Farms, LLC and a member of the board of directors of Alliance Healthcard, Inc.

Daniel R. Glickman, 63 Mr. Glickman has served as a member of our board of directors since 2001. Since 2004, Mr. Glickman has served as Chairman and Chief Executive Officer of the Motion Picture Association of America, Inc. Mr. Glickman currently serves as a director of the Hain-Celestial Corporation. Mr. Glickman previously served as Director of the Institute of Politics at Harvard University’s John F. Kennedy School of Government from 2002 to 2004 and, until 2004, had been a Senior Advisor in the law firm of Akin, Gump, Strauss, Hauer & Feld, where he was a partner from 2001. He also served as U.S. Secretary of Agriculture from 1995 through 2001 and as a member of the U.S. Congress, representing a district in Kansas, from 1977 through 1995.

James E. Oliff, 59 Mr. Oliff has served as a member of our board of directors since 1994 and has been a member of CME for more than 25 years. Mr. Oliff served as our Vice Chairman from 2002 until July 2007 and as our Second Vice Chairman from 1998 until 2002. He previously served on our board from 1982 to 1992. Mr. Oliff has also served as President of FILO Corp., a floor brokerage business, since 1982. Mr. Oliff previously served as Executive Director of International Futures and Options Associates from 1996 to 2005, as President and Chief Executive Officer of FFast Trade U.S., LLC from 2001 to 2005, as Chairman and CEO of FFastFill Inc. from 2003 to 2005 and as FFastFill’s Chief Operating Officer from 2001 to 2003. He also served as President of LST Commodities, LLC (an introducing broker) from 1999 until 2002. He currently serves as a member of the board of directors of FFastFill, plc. and the advisory board for the MS Program in Financial Engineering at Kent State University.

John L. Pietrzak, 52 Mr. Pietrzak has served as a member of our board of directors since July 2007. Previously, Mr. Pietrzak served as a director of CBOT since 2006 and from 1993 to 1995. He also served as a director of The Clearing Corporation (formerly Board of Trade Clearing Corp.) from 2001 to 2004. Mr. Pietrzak has served as Managing Partner of Longwood Partners, a private equity firm, since 2002 and as General Partner of Sparta Group, a proprietary trading group, since 1997.

Alex J. Pollock, 65 Mr. Pollock has served as a member of our board of directors since 2004. Mr. Pollock has served as Resident Fellow of the American Enterprise Institute in Washington, D.C. since 2004 and previously served as President and Chief Executive Officer of the Federal Home Loan Bank of Chicago from 1991 through 2004. He was previously President and CEO of Community Federal Savings. Mr. Pollock serves as a director of Allied Capital Corporation, Great Lakes Higher Education Corporation and the Great Books Foundation.

William G. Salatich, Jr., 56 Mr. Salatich has served as a member of our board of directors since 1997 and has been a member of CME for more than 30 years. Mr. Salatich has been an independent floor broker and trader since 1975.

William R. Shepard, 61 Mr. Shepard has been a member of our board of directors since 1997. Previously he served as our Second Vice Chairman from 2002 to July 2007. He has been a member of CME for more than 30 years. Mr. Shepard is founder and President of Shepard International, Inc., a futures commission merchant.

David J. Wescott, 51 Mr. Wescott has served as a member of our board of directors since 2003. Mr. Wescott has been a member of CME for more than 25 years. He previously served as a director from 1989 through 1996 and has served as President of The Wescott Group Ltd., one of our clearing firms, since 1991, and Managing Partner of the Dowd/Wescott Group since 2006. Dowd/Wescott was acquired by MF Global, one of our clearing firms, in 2007. Mr. Wescott is currently a Vice President with MF Global.

Class III – Terms Expiring in 2010

Terrence A. Duffy, 49 Mr. Duffy has served as our Executive Chairman since October 2006 when he became an officer of the Company. Previously he served as Chairman of the board since 2002 and our Vice Chairman from 1998 until 2002. Mr. Duffy has been a member of our board of directors since 1995. He has been President of TDA Trading, Inc. since 1981 and has been a member of CME for more than 25 years. In 2002, he was appointed by President Bush to serve on a National Saver Summit on Retirement Savings. He also was appointed by President Bush and confirmed by the U.S. Senate in 2003 as a member of the Federal Retirement Thrift Investment Board. Mr. Duffy currently serves on the board of directors of World Business Chicago, the board of regents for Mercy Home for Boys and Girls, the board of trustees of Saint Xavier University, the board of directors of the Illinois Agricultural Leadership Foundation and is co-chair of the Mayo Clinic Greater Chicago Leadership Council.

Charles P. Carey, 54 Mr. Carey has served as our Vice Chairman of the board since July 2007. Prior to our merger, Mr. Carey served as Chairman of CBOT since 2003, as First Vice Chairman from 1999 to 2001 and from 1992 to 1994 and as a director of CBOT from 1993 to 1999. Mr. Carey is a partner in the firm Henning and Carey. He has been a member of CBOT since 1978 and was a member of the MidAmerica Commodity Exchange from 1976 to 1978.

Mark E. Cermak, 56 Mr. Cermak has served as a member of our board of directors since July 2007. Previously, Mr. Cermak served as a director of CBOT since 1999. Mr. Cermak is currently Director of Execution Services at Fortis Clearing Americas and President of the William F. O’Connor Foundation. Previously, Mr. Cermak served as President, Futures Division at O’Connor & Company LLC from 1995 until it was acquired by Fortis Clearing Americas in 2006. Mr. Cermak served in the U.S. Army from 1969 to 1971 and has been a member of CBOT since 1987.

Martin J. Gepsman, 55 Mr. Gepsman has served as a member of our board of directors since 1994 and served as Secretary of the board from 1998 to July 2007. He has been a member of CME for more than 20 years. Mr. Gepsman has also been an independent floor broker and trader since 1985.

Gary M. Katler, 61 Mr. Katler has served as a member of our board of directors since 1993 and has been a member of CME for more than 15 years. He is currently Vice President of Fortis Clearing Americas. Previously, Mr. Katler served as Vice President of O’Connor & Company LLC from 2002 until it was acquired by Fortis Clearing Americas in 2006. Mr. Katler served as Head of the Professional Trading Group of Fimat USA from 2000 to 2002. Prior to that, Mr. Katler served as Senior Vice President of ING Barings Futures and Options Inc.

Leo Melamed, 75 Mr. Melamed has served as a member of our board of directors since 2001 and as our Chairman Emeritus since 1997. He has also previously served on our board during prior periods for more than 30 years. He served as our Senior Policy Advisor from 1997 to 2005. He also served as Secretary of our board from 1967 to 1969, Chairman from 1969 until 1972 and founding Chairman of the International Monetary Market from 1972 until its merger with our exchange in 1976. Upon completion of the merger, Mr. Melamed became the first chairman of the combined institution. Mr. Melamed served as Special Counsel to our board from 1977 until 1991. He has been a member of CME for more than 45 years. From 1993 to 2001, he served as Chairman and Chief Executive Officer of Sakura Dellsher, Inc., a former clearing firm of our exchange, and he currently serves as Chairman and Chief Executive Officer of Melamed & Associates, a global consulting group. He is also a permanent advisor to the National Futures Association and Vice Chairman of Huamei Capital Company, a cross-border financial services company.

Joseph Niciforo, 47 Mr. Niciforo has served as a member of our board of directors since July 2007. Previously he served as a director of CBOT since 2006 and from 1998 to 2001. He is Chairman of Twinfields Capital Management, a global fixed income hedge fund. Prior to that, Mr. Niciforo was Partner and Managing Director—U.S. Fixed Income at Tudor Investment Corporation. He is a member of the New York State Bar Association and Fordham Law School National Board of Advisors.

C.C. Odom, II, 65 Mr. Odom has served as a member of our board of directors since July 2007. Previously, he served as a director of CBOT since 2002 and from 1979 to 1982 and as Vice Chairman in 1982. Mr. Odom is founder and sole proprietor of Odom Investments. He is a trader and has been an independent member of CBOT for more than 25 years and was a member of the Chicago Board Options Exchange (“CBOE”) from 1974 to 1991. Mr. Odom served as chairman of the board at New Orleans Commodity Exchange in 1981 and prior to that as charter director, 1979 to 1980. He served as a firm-delegated member of the New York Stock Exchange from 1971 to 1973, and a Director of the International Precious Metals Institute from 1979 to 1983. Mr. Odom is the founder of CCO Venture Capital, Argent Venture Capital and the co-founder and principal of Frontier Healthcare, LLC. Mr. Odom previously served as a principal of three CBOT clearing member firms and a principal of a CBOE member clearing firm and is the sole proprietor of the Rock’ n C Ranch.

John F. Sandner, 66 Mr. Sandner has served as a member of our board of directors since 1978 and a member of CME for more than 30 years. He also served as our Special Policy Advisor from 1998 to 2005. Previously, he served as Chairman of our board for 13 years. Mr. Sandner has served as Chairman of E*Trade Futures, LLC since 2003. Mr. Sandner has previously served as President and Chief Executive Officer of RB&H Financial Services, L.P., a futures commission merchant and one of our clearing firms, from 1985 to 2003. RB&H Financial Services, L.P. is now a division of MF Global. Mr. Sandner serves as a consultant to RB&H Financial Services, L.P. Mr. Sandner currently serves on the board of directors of the National Futures Association.

Howard J. Siegel, 51 Mr. Siegel has served as a member of our board of directors since 2000 and has been a member of CME for more than 25 years. Mr. Siegel has been an independent trader since 1977.

Corporate Governance

We have a long-standing commitment to good corporate governance practices. These practices provide an important framework within which the board and management can pursue our strategic objectives and ensure long-term vitality for the benefit of our shareholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance materials, including our Corporate Governance Principles, Board of Directors Conflict of Interest Policy, Board of Directors Code of Ethics, Categorical Independence Standards, Employee Code of Conduct and the charters for all our board committees, may be found on our Web site, www.cmegroup.com, in the “Investor Relations—Corporate Governance” section. Copies of these materials are also available free of charge to shareholders upon written request directed to the Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606. The board and the governance committee regularly review and modify the corporate governance documents, including the Corporate Governance Principles and committee charters, as warranted. Any modifications are reflected on our Web site. Information made available on our Web site does not constitute a part of this document.

Changes to Our Corporate Governance in Connection with Our Merger with CBOT Holdings

In July 2007, we completed our historic merger with CBOT Holdings. In connection with the merger, we agreed to certain corporate governance practices to guarantee CBOT Holdings shareholders continued representation in the Company following the merger for specified periods of time. The board size was increased from 20 to 30 members. The classification of the board was increased from two classes to three classes comprised of ten directors each for a term of three years. We are also required to include ten directors who were formerly directors on the board of CBOT Holdings or their successors on our board of directors until the 2012 annual meeting (the “CBOT directors”). At least two of the ten CBOT directors must be non-industry directors. We refer to the 20 directors on our board who were previously members of the CME Holdings board as, the “CME Holdings directors.” In July 2007, the board approved the appointment of directors Carey, Cermak, Clegg, Corvino, Donaldson, Gerdes, Niciforo, Odom, Pietrzak and Stewart as the CBOT directors. Mr. Carey will serve as our Vice Chairman through the 2010 annual meeting. We also guaranteed CBOT representation on our nominating committee until the 2012 annual meeting and on our executive committee until the 2010 annual meeting.

Director Independence

The experience and diversity of our directors has been, and continues to be, critical to our success. Our Corporate Governance Principles require that the board be comprised of at least a majority of independent directors. Additionally, in accordance with applicable NYSE and NASDAQ listing standards, the members of our audit, compensation, governance and nominating committees must be independent. For a director to be considered independent, the board must affirmatively determine that the director has no direct or indirect material relationship with the Company. The board has adopted categorical independence standards, which are attached to this proxy statement as Appendix A, to assist the board in making its determinations regarding independence. These standards conform to and exceed the independence criteria specified in the listing standards of the NYSE and the NASDAQ. They specify the criteria by which the independence of our directors will be determined, including relationships and transactions between each director, any member of his or her immediate family, his or her affiliates, charitable organizations with which he or she is affiliated, and us.

The board believes that all of its non-executive directors act independently of, and effectively monitor and oversee the actions of, management. Based on our Categorical Independence Standards, at its meeting held on January 30, 2008, the governance committee made a preliminary assessment of the independence of the directors and director nominees and based on such assessment made a recommendation to our board regarding the independence of our directors and director nominees. Some of our directors are members of our exchanges, which provides them with access to our open outcry trading floors, lower trading fees, the ability to vote on certain matters relating to the operation of our trading floors and, for members of CME, the ability to elect six of our directors. Directors who are members of our exchanges may make payments directly to us or indirectly to us through our clearing firms in connection with their trading activity on an exchange. To ensure that such payments did not exceed the monetary thresholds set forth in the listing standards of the NYSE and the NASDAQ, the governance committee reviewed the directors’ and their affiliated clearing firms’ trading activities and relationships with our exchanges as part of its independence determination. The governance committee and the board noted that all payments were made in the ordinary course of our business, were on terms consistent with those prevailing at the time for corresponding transactions by similarly situated unrelated third parties and were not in excess of the applicable payment thresholds. Certain of our board members also lease space at our 141 West Jackson location in Chicago in connection with their trading activities. The governance committee and the board considered whether such transactions would have an impact on the directors’ independence, noting that the leases are entered into on terms prevalent in the marketplace.

After considering information provided by the directors and director nominees in their annual questionnaires, the payments made to us relating to trading activities of directors and director nominees who are members of an exchange as well as additional information gathered by our Office of the Corporate Secretary, the governance committee recommended and the board determined that each of the following directors and director nominees is independent and has no material relationship with the Company:

•	Timothy S. Bitsberger
•	Mark E. Cermak
•	Dennis H. Chookaszian
•	Jackie M. Clegg
•	Robert F. Corvino
•	James A. Donaldson
•	Martin J. Gepsman
•	Larry G. Gerdes
•	Daniel R. Glickman
•	Elizabeth Harrington
•	J. Dennis Hastert
•	Bruce F. Johnson
•	Gary M. Katler
•	Patrick B. Lynch
•	William P. Miller II
•	Joseph Niciforo
•	C.C. Odom, II
•	James E. Oliff
•	John L. Pietrzak
•	Alex J. Pollock
•	William G. Salatich, Jr.
•	Terry L. Savage
•	Myron S. Scholes
•	William R. Shepard
•	Howard J. Siegel

In addition, based on its Categorical Independence Standards, the governance committee recommended and the board determined that Mr. Duffy, our Executive Chairman, and Mr. Donohue, our Chief Executive Officer, should not be classified as independent due to their employment with the Company. The board also determined that Mr. Carey should not be classified as independent due to his contractual appointment as Vice Chairman in our bylaws adopted in connection with our merger with CBOT Holdings and that Messrs. Melamed and Sandner should not be classified as independent due to their consulting relationships with the Company. Mr. Stewart is Chief Executive Officer of Gelber Group, one of our clearing firms. In 2007, Gelber Group made payments to us for transactions on our exchanges in excess of two percent of Gelber Group’s 2007 consolidated gross revenues. Additionally, Mr. Wescott is a Vice President of MF Global, one of our clearing firms. In 2007, MF Global made payments to us for transactions on our exchanges in excess of two percent of MF Global’s 2007 consolidated gross revenues. Based on these relationships, the board determined that Messrs. Stewart and Wescott should not be classified as independent.

Executive Sessions

Our Corporate Governance Principles require our independent directors to meet in executive session (without management and non-independent directors) on a quarterly basis. In 2007, the governance committee approved a policy pursuant to which the chairman of the governance committee would chair the board’s executive sessions. In the absence of the chairman of the governance committee, another independent director would chair the session. The chair of the executive sessions may, at his or her discretion, invite our Executive Chairman, our Vice Chairman, other non-independent directors or other members of management, including the Chief Executive Officer, to participate in a portion of such executive sessions, as appropriate.

Annual Assessment of Board and Committee Performance

As provided in our Corporate Governance Principles, the board annually reviews its own performance, structure and processes in order to assess how effectively it is functioning. The assessment is implemented and administered by the governance committee through an annual board self-evaluation survey. In addition, the audit, compensation, governance, market regulation oversight and nominating committees each conduct an annual self-assessment. Given the closing of our merger with CBOT Holdings and the reconstitution of our board and its committees in July 2007, the governance committee approved the delay of these assessments to allow sufficient time for the new members to function. We expect these assessments to be conducted in the first half of 2008.

Contacting the Board of Directors

If you would like to contact the board of directors, including a committee of the board or the independent directors as a group, you may send an e-mail to directors@cmegroup.com. You may also communicate with the members of the board by mail addressed to an individual member of the board, the full board, a particular committee or the independent directors as a group directed to the Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606.

All communications received will be compiled by the Office of the Secretary and submitted to the governance committee on a quarterly basis or more frequently as appropriate. E-mails received via directors@cmegroup.com are screened for junk commercial e-mail and general solicitations. If a communication does not involve an ordinary business matter as described below and if a particular director is named, the communication will be forwarded to that director.

In order to expedite a response to ordinary business matters, the governance committee has authorized management to receive, research and respond, if appropriate, on behalf of our directors, including a particular director or its non-executive directors, to any communication regarding a product of an exchange or transactions by a clearing firm or a member of an exchange (an “ordinary business matter”). Any director may review any such communication or response thereto.

Attendance at Annual Meetings

We strongly encourage, but do not require, our directors to attend the annual meeting. Last year, 18 of the 20 directors on the board at that time attended the annual meeting of shareholders.

Equity Director Nomination Process

Our board seeks directors from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. In selecting candidates, the board endeavors to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of our shareholders. Candidates are selected for their ability to exercise good judgment and to provide practical insights and diverse perspectives. The nominating committee, comprised entirely of directors who are independent under NYSE and NASDAQ listing standards, reviews the qualifications and backgrounds of potential directors and nominates a slate of Equity Director nominees to be nominated for election at the annual meeting of shareholders. In evaluating potential director nominees, the nominating committee will take into consideration, among other factors, whether the nominee:

•	has the highest professional and personal ethics and values;

•	is independent of management under our Categorical Independence Standards;

•	has the relevant expertise and experience required to offer advice and guidance to our Chief Executive Officer;

•	meets the industry diversity of interest composition requirements set forth in our bylaws;

•	has the ability to make independent analytical inquiries;

•	has sufficient time to carry out his or her duties and responsibilities;

•	is committed to enhancing shareholder value;

•	would be considered an audit committee financial expert or financially literate, as such terms are defined in applicable rules, regulations and listing standards; and

•	has an understanding of our business, products, market dynamics and customer base.

The nominating committee solicits candidates from its current directors and, if deemed appropriate, retains, for a fee, recruiting professionals to identify and evaluate candidates. The nominating committee also considers Equity Director nominees recommended by shareholders if the recommendations are submitted in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of consent of the proposed nominee to serve as a director if elected. Recommendations should be addressed to the nominating committee, Attention: Corporate Secretary, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606. In considering a shareholder recommendation, the nominating committee may seek input from an independent advisor, legal counsel and/or other directors, as appropriate, and will reach a conclusion using its standard criteria. A copy of our nominating committee’s charter is available on our Web site.

In accordance with our amended and restated bylaws adopted in connection with our merger with CBOT Holdings, for the period until our 2012 annual meeting of shareholders, our nominating committee must be comprised of six members consisting of four CME Holdings directors and two CBOT directors. During this period, the nominating committee exercises all power and authority of the board of directors with respect to the designation of persons as the nominees of the board of directors for election to, or designating persons to fill vacancies on, the board of directors as Equity Directors. Additionally, until our 2010 annual meeting, the CME directors on the committee have the right to designate any director to be nominated or elected by the board to replace any CME director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise failed to continue service as a director of CME Group during such period) and the CBOT directors serving on the committee have the same rights with respect to CBOT directors.

As part of its process for reviewing and recommending the slate of Equity Directors to be elected at the 2008 annual meeting, the nominating committee engaged a search firm to identify potential candidates for Equity Director. Messrs. Bitsberger and Hastert are new nominees to the board of directors and were each identified by a non-management member of our board of directors.

Meetings of our Board and Board Committees

Our board held 15 meetings during 2007. The board of directors has nine board committees: audit, compensation, executive, finance, governance, market regulation oversight, marketing and public relations advisory, nominating and strategic steering. In addition to meetings of the full board, directors also attended meetings of board committees on which they serve. Each director attended at least 75% of the board meetings and meetings of the board committees of which he or she was a member during 2007. Our audit, compensation, governance, market regulation oversight and nominating committees consist entirely of independent directors. Following the completion of our merger with CBOT Holdings, the board approved changes to the composition of our committees to include representation of the CBOT directors. Each committee has a written charter that sets forth its responsibilities in more detail. Copies of these charters are available on our Web site.

Audit Committee. The audit committee assists the board in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and independence of our independent registered public accounting firm (our “auditors”), the performance of our internal audit functions and our auditors and the effectiveness of our internal controls. The committee performs this function by monitoring our financial reporting process and internal controls and by assessing the audit efforts of the auditors and the internal audit department. The committee has ultimate authority and responsibility to appoint, retain, compensate, evaluate, and where appropriate, replace the auditors. Directors Chookaszian (Chairman), Gerdes, Miller and Savage are current members of the committee. In 2007, the committee met 12 times.

The board has determined that Messrs. Chookaszian, Gerdes and Miller qualify as audit committee financial experts in accordance with the applicable rules and regulations of the SEC. The board’s conclusion that Mr. Chookaszian has each of the attributes of an audit committee financial expert is based on Mr. Chookaszian’s service as Chief Financial Officer of CNA, through his supervision of the Chief Financial Officer when he was Chief Executive Officer of CNA, and through his service as a public accountant. Mr. Chookaszian has been a member of our audit committee since May 2004 and currently serves as chairman of the Financial Accounting Standards Advisory Council. The board’s conclusion that Mr. Gerdes has each of the attributes of an audit committee financial expert is based on Mr. Gerdes’ service as Chief Financial Officer and through his service overseeing the Chief Financial Officer at a public company for over ten years. The board’s conclusion that Mr. Miller has each of the attributes of an audit committee financial expert is primarily based upon Mr. Miller’s extensive background and experience in preparing and analyzing financial statements. Mr. Miller has been responsible for preparing and modeling financial statements in accordance with generally accepted accounting principles, which required him to develop and assess financial estimates, accruals and reserves. Mr. Miller was also responsible for the establishment, staffing and management of the internal audit function at Commonfund Group. Mr. Miller served on the audit committee of the New York Futures Exchange, a division of the NYSE, for approximately six years and has been a member of our audit committee since April 2003.

Compensation Committee. The compensation committee assists the board in fulfilling its responsibilities in connection with the compensation of board members, senior management and other employees. It performs this function by establishing and overseeing our compensation programs, approving compensation for our senior management group, recommending to the board the compensation of board members who are not officers of the Company, administering our equity award plans and approving the filing of a Compensation Discussion and Analysis section in accordance with applicable rules and regulations of the SEC for inclusion in our proxy statements. Directors Pollock (Chairman), Cermak, Gepsman, Gerdes, Glickman, Harrington and Shepard are current members of the committee. In 2007, the committee met 12 times.

Executive Committee. The executive committee exercises the authority of the board when the board is not in session, except in cases where action of the entire board is required by our articles of incorporation, bylaws or applicable law. The committee may also review and provide counsel to management regarding material policies, plans or proposals prior to submission of such items to the board. Directors Duffy (Chairman), Carey, Donohue, Melamed, Niciforo, Odom, Sandner and Shepard are current members. In 2007, the committee met three times.

Finance. In December 2007, the board created a finance committee. The finance committee assists the board in fulfilling its oversight responsibilities with respect to the Company’s financial policies, strategies and capital structure. Directors Gerdes (Chairman), Chookaszian, Miller, Oliff, Pietrzak, Pollock and Shepard are current members. The committee did not meet in 2007.

Governance. The governance committee assists the board by making recommendations on the Company’s corporate governance practices. The committee reviews and recommends changes to the Company’s Corporate Governance Principles and other policies in the area of corporate governance and oversees the Company’s compliance & ethics program. Directors Glickman (Chairman), Chookaszian, Clegg, Gerdes, Pollock and Scholes are current members. In 2007, the committee met four times.

Marketing and Public Relations Advisory. The marketing and public relations advisory committee reviews and provides advice regarding marketing, branding, advertising and corporate communications policies and programs. Directors Salatich (Chairman), Harrington, Katler, Sandner, Savage and Siegel are current members. In 2007, the committee met one time.

Market Regulation Oversight. The market regulation oversight committee assists the board with its oversight of matters relating to our operation of two exchanges that are self-regulatory organizations. The committee provides independent oversight of the policies and programs of our market regulation department to ensure effective administration of our self-regulatory responsibilities. Directors Miller (Chairman), Clegg, Pollock, Savage and Scholes are current members. In 2007, the committee met four times.

Nominating. The nominating committee reviews qualifications of potential candidates for Equity Director. In connection with our merger with CBOT Holdings, until our 2012 annual meeting, the committee exercises all power and authority of the board of directors with respect to the designation of persons as the nominees of the board of directors for election to, or designating persons to fill vacancies on, the board of directors. Directors Pollock (Chairman), Cermak, Corvino, Gepsman, Oliff and Siegel are current members. In 2007, the committee met six times.

Strategic Steering. In 2007, the board changed the focus of the board steering committee to focus on the Company’s long-term initiatives and renamed it strategic steering. The committee assists and provides guidance to management and the board in fulfilling its responsibilities to oversee our long range direction, corporate strategy and competitive position. The committee analyzes market trends, growth patterns and the impact of innovations that may create opportunity or risk for the Company. The committee reviews and recommends goals and objectives for the Chief Executive Officer and President and the Company’s succession plans. Directors Melamed (Chairman), Shepard (Vice-Chairman), Carey, Donohue, Duffy, Gepsman, Niciforo, Oliff, Sandner, Scholes, Shepard and Stewart are current members. In 2007, the committee met 12 times.

Compensation Discussion and Analysis

Overview

The overall goal of CME Group’s compensation philosophy is to have compensation programs that attract, retain and reward the talented executives and employees we need to achieve our business objectives, at an appropriate cost to our shareholders.

Within the board of directors, our compensation committee oversees the compensation program applicable to our senior management. Senior management includes the Named Executive Officers and the other members of our Management Team. Terrence A. Duffy serves as our Executive Chairman and our Management Team is comprised of the following individuals:

•	Craig S. Donohue, Chief Executive Officer
•	Phupinder S. Gill, President
•	Kathleen M. Cronin, Managing Director, General Counsel and Corporate Secretary
•	Bryan T. Durkin, Managing Director & Chief Operating Officer
•	Julie Holzrichter, Managing Director, Operations
•	James R. Krause, Managing Director & Chief Information Officer
•	James E. Parisi, Managing Director & Chief Financial Officer
•	Hilda Harris Piell, Managing Director & Chief Human Resources Officer
•	Richard H. Redding, Managing Director, Products & Services
•	Kimberly S. Taylor, Managing Director & President, CME Clearing House Division
•	Kendal Vroman, Managing Director & Chief Corporate Development Officer

Mr. Vroman was appointed to the position of Managing Director & Chief Corporate Development Officer as the successor of John P. Davidson III, who voluntarily resigned on March 10, 2008.

In fulfilling its responsibilities, the committee also oversees certain compensation plans that apply to other employees throughout the organization and makes recommendations relating to compensation of our board members to the full board of directors. This compensation discussion and analysis describes the material elements of compensation for our senior management group. It also provides information on our compensation philosophy, our compensation policies and programs designed to achieve our compensation objectives and the compensation for members of our board of directors.

We are fortunate to have executives with a strong commitment to the long-term success of the Company. In fact, the average tenure of our senior management group is nearly 15 years.

Executive Summary of 2007 Compensation Decisions

In addition to complying with its annual responsibilities relating to executive compensation in 2007, the committee made numerous decisions regarding the Company’s compensation programs and practices, including changes made in light of the closing of our merger with CBOT Holdings. The focus of these decisions was to create a compensation program for the combined company that rewarded individual performance (especially in recognition of additional responsibilities employees had undertaken to complete the merger) and remained competitive at an appropriate cost to our shareholders.

During 2007, the committee, among other things, approved:

•	the overall integration of the compensation and benefit programs of CME Holdings and CBOT Holdings;

•	grants of restricted stock to employees below the level of the senior management group to recognize performance and leadership during the integration process and to retain key talent;

•	enhancements to our broad-based benefit program to include a high-deductible health plan option, employee-paid supplemental and dependent life insurance offerings and enhanced adoption assistance;

•	a formal severance policy for all employees; and

•	enhanced long-term disability benefits for officers and certain legacy CBOT employees.

Compensation Objectives and Philosophy

The overall guiding principles in the design of our compensation program are to:

•	focus on individual and company achievement for the benefit of the Company and its shareholders;

•	motivate and reward our employees to achieve results in support of our strategic initiatives and to encourage innovation and growth;

•	attract and retain the best talent through competitive compensation programs and practices; and

•	manage the costs of our compensation programs and practices while maintaining their competitive nature.

Our compensation program consists of seven basic elements outlined in the following table:

Compensation Component	Purpose	Description	Eligibility
Base pay	Fixed component of pay intended to compensate the employee fairly based upon their job duties and level of responsibility	Fixed cash payments	All employees

Performance-based bonus	Variable component of pay intended to motivate and reward the employee’s contribution to achieving the Company’s short-term/annual goals	Annual cash award	All employees

Long-term incentives	Variable component of pay intended to motivate and reward the employee’s contribution to achieving the Company’s long-term objectives and to serve as a retention mechanism	Stock options	Employees at the officer level, employees who achieve three years of service and specially recognized performers below the officer level

		Restricted stock	Senior management group and in special circumstances employees below the level of the senior management group

Compensation Component	Purpose	Description	Eligibility
Broad-based benefits	Comprehensive health and financial protection programs to support the well being of our employees	Generally includes company paid life, AD&D insurance and disability insurance as well as other benefits with costs shared by the employee or solely at the employee’s expense	All employees scheduled to work at least 20 hours per week
Leadership benefits	Limited health and other benefits to recognize leadership level	Deferred compensation plan (ability to defer base salary and annual bonus)	Employees at the officer level
		Group individual disability insurance	Employees at the officer level
		Executive physical CME Club membership dues Parking	Employees at the officer level Employees at the officer level Subset of senior management group

Retirement benefits	Contribution to retirement savings	401(k) match; defined benefit pension plan; make-whole contributions	All employees after meeting applicable service requirement

Severance benefits	Fixed component of pay intended to provide a temporary income source following termination (other than for misconduct) and in the case of a change of control to also provide for continuity of management during that event	Severance Payments Equity award accelerated vesting under our equity plans Enhanced severance benefits pursuant to an employment contract	All employees All participating employees Subset of senior management group

We believe that members of our senior management group who have more responsibility for the performance of the Company should have a greater amount of their pay tied to the performance of the Company. In accordance with this philosophy:

•	Base salary should decrease as a percentage of overall compensation as employees gain more responsibility with more direct influence over our performance.

•

Employees in positions that most directly influence performance should have a larger degree of their compensation tied to the Company’s performance through increased percentage of overall compensation through equity awards.

The following are the approximate average percentages of the elements of compensation of the total compensation for our Named Executive Officers for 2007 as set forth in the Summary Compensation Table:

Base Salary	Annual Cash Bonus	Annual Equity
25%	37%	31%

Description of Each Element of Compensation

Base Pay

We target base pay at the 50th percentile of the competitive market relative to each position’s duties and level of responsibility. At the beginning of each year the compensation committee reviews the base salaries, in the context of their overall total compensation, of the senior management group. In general, the evaluation of base salaries involves a review of individual factors, such as past and current performance; experience in the position; potential with the Company; level and scope of responsibility; and “internal equity”— how a position compares in scope and responsibility to other positions within the Company. A full discussion of our benchmarking practice is found on pages 27 and 28.

In 2008, the committee approved an increase in Mr. Parisi’s base salary from $325,000 to $375,000 effective as of January 1, 2008. No other salary increases were made for the Named Executive Officers. This increase of 15% was approved in recognition of Mr. Parisi’s performance and the growth and increased complexity of his responsibilities based on recommendations from the Chief Executive Officer and the President.

Bonus

Annual performance awards under our Annual Incentive Plan (the “Incentive Plan”) are designed to focus the Named Executive Officers and other members of senior management on the accomplishment of specific goals. In support of our philosophy, the performance-based bonus awards under the Incentive Plan only pay out when the pre-determined measures are achieved.

For 2007, the pre-determined goals for our senior management were the achievement of cash earnings combined with the capture of synergies identified in connection with our recent merger with CBOT Holdings. We believe compensating our senior management based on the Company’s overall achievement of cash earnings supports our philosophy of pay for performance and the achievement of long-term shareholder value creation. Our board utilizes cash earnings (as well as other metrics) in evaluating the Company’s performance. Cash earnings is also the basis for determining dividends to our shareholders.

Our annual cash earnings target is established by the board of directors as part of our annual planning process and is then approved by the compensation committee as the performance metric for our Incentive Plan. We define the degree of difficulty and likelihood of achievement of our cash earnings targets as follows:

•	Threshold: 20% below the established target.

•	Target: significant improvement in the Company’s operating performance requiring significant achievement on the part of our senior management.

•	Maximum: superior improvement in the Company’s operating performance requiring maximum achievement on the part of our senior management, which has been set at 20% above the established target.

In 2007, actual cash earnings under our bonus plan was $615.7 million, which exceeded the target cash earnings of $506.0 million by more than 21%. Cash earnings for 2007 under the Incentive Plan, including adjustments made in connection with the merger, was defined as:

Net Income

+Depreciation

+ After Tax Stock Based Compensation

+ After Tax Amortization on Purchased Intangibles

- Capital Expenditures

= Cash Earnings

+ After Tax Guarantee Expense Associated with Exercise Right Privileges1

- After Tax Net Interest Income/Expense

= Annual Incentive Plan Cash Earnings

(1) This expense occurred in connection with the pending class action lawsuit filed by members of the CBOT and represents the estimated value of the guarantee extended to owners of the exercise right privileges as reflected in our consolidated statements of income.

The compensation committee has discretion to make adjustments to the annual cash earnings performance target to reflect positive or negative effects of external events outside the control of our senior management, such as litigation or changes in accounting or taxation standards. Such adjustments may also reflect positive or negative effects of unusual or significant strategic events that are within the control of our senior management that were not contemplated at the time the metric was established and that were undertaken with an expectation of improving our long-term financial performance, such as acquisitions or strategic relationships.

In 2007, following our merger with CBOT Holdings, the committee used this discretion to approve an increased cash earnings target to reflect the operations of the combined company and added an additional performance metric relating to the achievement of synergy savings attributable to the merger. The synergy performance metric applied to all employees with the title of Managing Director and above, including the Named Executive Officers. Satisfaction of the synergy performance metric would not result in increased bonuses, but to the extent pre-established synergy savings targets were not met, bonuses would be decreased, or eliminated completely. The synergy requirement for 2007 was based on the achievement of synergies that could reasonably be captured prior to the end of the year. In 2007, we achieved $26.2 million in synergy savings which was above the target of $22.6 million. For 2008, the committee has approved a synergy target using the same approach.

Role of Individual Performance

In determining an individual’s bonus, Company performance (cash earnings) and individual performance are weighted differently depending upon the individual’s position. We adopted this distinction because we believe that employees at higher levels in the organization can directly affect, and should be more accountable for, the Company’s financial performance; thus, we calculate a greater percentage of our officers’ bonuses based on Company performance. Individual performance for the Named Executive Officers is taken into consideration in determining actual bonus awards; provided, however, that the bonus awards for these individuals may not be increased above the funding level of the plan driven by the Company’s actual cash earnings.

The performance measures and their approximate weighting for the Named Executive Officers are set forth in the table below:

Performance Measure	Approximate Weighting of Performance Measure
Corporate Performance (Cash Earnings)	70%
Individual Performance	30%

During a meeting of the board of directors, the Executive Chairman, Chief Executive Officer and President present their self-evaluations of their annual performance. The board of directors then discusses the evaluations without the presence of the executive. The results of this evaluation are then applied by the compensation committee to determine the compensation for the executives.

Other members of our senior management participate in the Company’s Performance Management Process (“PMP”). Our PMP is designed to evaluate an individual’s performance of their key job responsibilities and established annual initiatives. Each individual is awarded an overall performance rating ranging from 1 to 10 with 10 being the highest. Messrs. Donohue and Gill collectively establish the performance ratings for the other members of the Management Team, including Messrs. Davidson and Parisi and present their performance reviews and the overall performance ratings to the compensation committee along with bonus recommendations. For 2007, the compensation committee approved their bonus recommendations without any changes.

2007 Bonus Awards

The committee approved the bonuses for the Named Executive Officers for 2007 based on the Company’s achievement of cash earnings and in recognition of the following accomplishments:

•	the completion of our historic merger with CBOT Holdings;

•	the achievement of synergies of $26.2 million, which was in excess of the pre-established target;

•	growth in product volume and increased revenue from transaction processing services; and

•	continued globalization of the business.

Our cash earnings for 2007 exceeded the maximum target, which determined the overall funding for the bonus pool at the maximum level. For our Named Executive Officers, except for Mr. Parisi, bonuses may not exceed the funding level. However, the committee has discretion to decrease bonus awards based upon individual performance. As an additional check and balance, the compensation committee may review other performance metrics to ensure that the cash earnings achievement accurately reflects the Company’s overall performance. In 2007, the committee reviewed 2007 actual earnings per share and return on equity. Based on this additional review, the committee confirmed that the Company’s 2007 cash earnings was an accurate indication of the Company’s performance.

The table below shows the payout opportunities and actual bonus payments for 2007 for the Named Executive Officers:

Named Executive Officer	Annual Incentive Plan Target as % of Base Earnings	Annual Incentive Plan Target	Annual Incentive Plan Maximum as % of Base Earnings	Annual Incentive Plan Maximum	2007 Annual Cash Bonus as % of Base Earnings	2007 Annual Cash Bonus
Craig S. Donohue	100%	$850,000	150%	$1,275,000	150%	$1,275,000
James E. Parisi	75%	243,029	150%	486,058	150%	486,058
Terrence A. Duffy	75%	712,500	150%	1,425,000	150%	1,425,000
Phupinder S. Gill	75%	450,000	150%	900,000	150%	900,000
John P. Davidson III	75%	431,250	150%	862,500	135%	776,250

Equity

Long-term grants of equity are important to reflect an alignment with shareholder value creation and a competitive mix of long- and short-term incentives. Our equity program is designed to reward and encourage the success and contributions of our employees, including our Named Executive Officers, which leads to value creation for the Company and our shareholders. Officers are eligible for annual equity grants. Non-officers are eligible for one-time stock option grants based on length of service and annual discretionary stock option grants based on individual performance.

Forms of Equity Awards

Annual grants provide the Named Executive Officers and other eligible employees with the opportunity for financial rewards when the value of our stock increases. The types of equity awards used in 2007 included:

•

Stock options granted to 140 officer level employees, including the Named Executive Officers, and 812 employees below officer level who received grants in recognition of superior performance or in recognition of three years of sustained service to the Company.

•

Restricted stock granted to members of the senior management group as part of their annual equity grant as well as to 181 employees in recognition of their performance in connection with the planning and execution of the integration of the CBOT Holdings business.

•

Participation by more than 200 employees (members of senior management are not eligible) in our Employee Stock Purchase Plan whereby employees may purchase shares of our Class A common stock at 90% of the fair market value.

Equity Grant Practices

The following is a summary of our equity grant practices and the role of the committee in approving awards:

•

Our standard granting practice is to grant options and restricted stock that vest equally over a five-year period. Options have a 10-year term. Our philosophy does not allow for repricing or for grants made below market value on the date of grant. In 2007, the committee approved restricted stock grants to certain employees (excluding senior management) in recognition of their work in connection with the merger. These grants vest in full two years after the date of grant. Other special awards may have an alternate vesting schedule, as approved by the compensation committee.

•

The grant date for our annual equity grants is June 15 or, in the event June 15th is not a business day, the closest business day thereto. At a meeting prior to June 15th, the committee approves the awards for the senior management based upon the target equity opportunities and recommendations from the Chief Executive Officer and President using a formula comprised of a percentage of base salary and a recent closing price. Actual awards are calculated using the closing price on June 15th or the closest business day thereto and the previously approved formula. The committee receives a report of the actual awards at a subsequent meeting.

•

Employees who are either promoted to an officer or Managing Director position or hired at the officer level receive pro rated grants using their target equity opportunity based on the effective date of the promotion or hiring, as applicable. The grant date for these awards are March 15, September 15 or December 15, or the closest business day thereto, as applicable.

•	Beginning with the grant date of March 15, 2007, we used the closing price on the date of grant as the exercise price for option awards. Previously, we used the prior day’s closing price.

•

In 2007 and prior years, the committee has on an annual basis delegated authority to the Chief Executive Officer to approve actual annual equity award amounts to officers other than senior management within the equity opportunity guidelines approved by the committee. The Chief Executive Officer reports on the actual awards granted at a subsequent meeting.

•	The committee has delegated to a subcommittee the authority to approve sign-on equity awards to new employees as necessary to recruit desired talent.

•	We do not time equity award grants in coordination with the release of material, non-public information.

Equity awards have historically been granted under our Omnibus Stock Plan. In connection with our merger with CBOT Holdings, we assumed its 2005 Long-Term Equity Incentive Plan. Future equity awards may be made under either plan.

Senior Management Equity Opportunities

The target equity opportunities vary by role and leadership level within the Company and are expressed as a percentage of base salary. The compensation committee has discretion to adjust actual grants for our senior management group in a range of 15% above or below target based on individual performance. We believe this feature of the program allows the committee to recognize performance and further evidences our philosophy that pay should be tied to performance. The committee generally does not consider an individual’s stock holdings or previous equity awards in its approval process.

For our senior management group, we employ a mix of restricted stock and stock options. These two equity vehicles are used together to achieve the following:

•	to give senior management an incentive to remain with the Company with grants of restricted stock; and

•	to provide incentive to create additional long-term shareholder value with grants of stock options.

The target equity mix for the Chief Executive Officer is 85% stock options and 15% restricted stock and the target equity mix for the other members of the senior management group is 75% stock options and 25% restricted stock.

In 2007, the Named Executive Officers received the following equity awards:

Name	Annual Equity Award Target as % of Base Pay	Annual Equity Award Target	Annual Equity Award Maximum as % of Base Pay	Annual Equity Award Maximum	2007 Annual Equity as % of Target	2007 Annual Equity Award
Craig S. Donohue	300%	$2,550,000	345%	$2,932,500	57%	$1,457,020
James E. Parisi	125%	406,250	144%	467,187	110%	446,388
Terrence A. Duffy	175%	1,662,500	201%	1,911,875	100%	1,662,368
Phupinder S. Gill	175%	1,050,000	201%	1,207,500	57%	599,800
John P. Davidson III	125%	718,750	144%	826,562	97%	695,284

In 2007, at the recommendation of Messrs. Donohue and Gill, the committee approved a decrease in their annual equity awards from the target in order to make additional equity awards available to other employees outside of the senior management group.

Benefits

All eligible employees, including the Named Executive Officers, participate in our benefit programs. We provide health and welfare benefits, including medical and dental coverage, disability insurance benefits based on two-thirds of base pay and life insurance benefits based on three times base pay. In addition employees are eligible to participate in our qualified retirement plans, which consist of our 401(k) Savings Plan, the CME Cash Balance Pension Plan and the CBOT Pension Plan. We plan to merge the CME and CBOT pension plans at the end of 2008.

In addition to the qualified retirement plans, employees whose pay exceeds the compensation limits imposed by the Internal Revenue Service participate in a non-qualified deferred compensation plan which provides for “make-whole” contributions to employees whose benefits are limited under the qualified plans by these limits. For more information on our deferred compensation plans, see the section below entitled “Non-Qualified Deferred Compensation Plans.”

Qualified and non-qualified retirement benefits provided to the Named Executive Officers are set forth in the following tables: Pension Benefits and the Non-Qualified Deferred Compensation Plans on pages 38 and 39.

Benchmarking

To ensure that our compensation programs are competitive, we review a number of sources of compensation data. Because no individual company or single group of companies is exactly comparable to CME Group in every respect, when reviewing competitive data, we consider a much broader set of data. We believe that reviewing a combination of subsets of the overall peer groups of published survey compensation data in addition to publicly available compensation data (e.g. proxy statements) from two peer groups provides a valid reference point for the range of pay among companies with whom we compete for executive talent. When reviewing competitive published survey compensation data, we focus on the aggregate data and do not select individual companies for inclusion or exclusion from the samples.

From published sources of compensation survey data sponsored by consulting firms, we generally review the following:

•	From Towers Perrin

¡	Financial services (total sample)

¡	Financial services (assets less than $20 billion)

¡	Financial services/commercial banks (assets less than $50 billion)

•	From Hewitt Associates

¡	Financial services (assets less than $20 billion)

¡	General industry (revenue $1-$2.5 billion)

¡	Corporate service (revenue $1-$2.5 billion)

In addition, we review publicly available information from two peer groups. The first includes several financial institutions and exchanges. The second includes a broader mix of financial institutions, exchanges and technology and transaction processing companies. Our goal in looking at these peer companies is to arrive at a balanced and representative group of companies, and not necessarily an exhaustive list of all competitors. In choosing these peer companies, we balance a number of factors, including industry focus, size, relative prominence in the industry and the extent to which each company may compete with us for executive talent.

Peer Group A	Peer Group B
E*Trade Financial Corporation	3COM Corp.
eSpeed, Inc.	ADC Telecommunications Inc.
IntercontinentalExchange Holdings Inc.	Americredit Corp.
International Securities Exchange, Inc.	Broadcom Corp.
Investment Technology Group, Inc.	DST Systems Inc.
Knight Capital Group, Inc.	E*Trade Financial Corporation
MarketAxess Holdings Inc.	AG Edwards Inc.
The Nasdaq Stock Market, Inc.	eSpeed, Inc.
NYMEX Holdings, Inc.	FISERV Inc.
NYSE Euronext	Imation Corp.
International Securities Exchange, Inc.
Investment Technology Group, Inc.
Knight Capital Group, Inc.
Moody’s Corp.
The Nasdaq Stock Market, Inc.
NVIDIA Corp.
Piper Jaffray Cos. Inc.
Sybase Inc.
TD Ameritrade Holding Corp.
Tellabs Inc.
Verisign Inc.
Waddell & Reed Financial Inc.

Additionally, we may supplement these data sources with others that focus on our specific industry when it is available.

We broadly target total compensation opportunities at the median (50th percentile) of the market, in total and for each component of pay for target performance levels. We do not use the market statistics rigidly, nor do we apply any specific formula to the data. We also review the full range of values around the median, including the 25th and 75th percentiles.

We use the competitive compensation data for several purposes as it relates to the Named Executive Officers and others. We use it to assess the competitiveness of total compensation for individual members of senior management and other officers on an annual basis and we use it to develop and evaluate total compensation programs and guidelines for the senior management and other officers on a more ad hoc basis. When making decisions about senior management pay, we analyze compensation relative to the market median levels, and may make adjustments for market conditions and special considerations as appropriate in the context of our pay for performance philosophy. The compensation committee within its discretion may make alterations to the entire compensation program or to a specific element of the program based on its evaluation of the benchmarking data to generally align it within the 50th percentile and/or to ensure that it is performance based and competitive in nature.

In 2008, the committee approved a 15% increase in Mr. Parisi’s base salary in connection with its review of competitive market data on the compensation for chief financial officers and in light of his performance. No other changes were made to the salaries of the Named Executive Officers or to the Company’s compensation practices for our senior management group in 2007 as a result of the committee’s review of benchmarking data.

Stock Ownership Guidelines

Members of our senior management group are subject to stock ownership guidelines as follows:

•	The Chief Executive Officer: a multiple of five times base pay;

•	The Executive Chairman and the President: a multiple of four times their respective base pay; and

•	Other members of the Management Team: a multiple of three times their respective base pay.

Each individual has five years from the policy implementation date (November 1, 2006) or the date of hire or promotion, whichever is later, to achieve their ownership guideline.

In addition, the stock ownership guidelines for our non-executive members of the board of directors was increased from ownership of stock valued at $100,000 to two times the total annual retainer, or $200,000. Each member will have five years from May 7, 2008 (the date of the annual meeting) or election to the board, whichever is later, to achieve this stock ownership guideline.

To ensure alignment of interests between our employees and board members and our shareholders and to further ensure that such individuals share in the risks and rewards of the ownership of our stock, we prohibit our employees and members of the board from engaging in hedging transactions relative to their ownership of our stock.

The compensation committee monitors compliance with our stock ownership guidelines on an annual basis. Only shares owned outright are counted towards satisfaction of the guidelines.

Other Benefits and Perquisites

We provide perquisites and other personal benefits to our senior management and board members that we believe are moderate and consistent with our overall compensation program. We provide monthly parking benefits to a subset of our senior management group, including Messrs. Duffy, Donohue and Gill, and certain members of the board of directors. Additionally, all of our officers are entitled to a Company-paid membership at the CME Club and an annual executive physical. The aggregate value of all perquisites received by each Named Executive Officer in 2007 did not exceed $10,000.

Compensation Committee and Board Review of Total Compensation

To ensure that the committee members are informed of the potential compensation levels of our senior management group, the committee reviews on an annual basis all components of their compensation package. This review includes annual base pay, annual cash bonus, value of annual equity awards, in-the-money value of all historic equity grants including monetized gains, and the value of retirement contributions under our qualified and non-qualified plans. The review of these tally sheets serves as an additional check and balance. The committee conducted its annual review in 2007 at its June 6 meeting. No changes to the Company’s program were made as a result of this review. The committee provides a report on the results of this review to the board during an executive session.

Employment Contracts and Retention Agreements

Our philosophy is to enter into employment contracts and retention agreements based on the particular facts and circumstances involved in the individual employment relationship such as whether the employment arrangement would be necessary to recruit and/or retain necessary talent with compensation terms that we believe are in accordance with our overall compensation program. Our employment agreements typically are for a period of three to five years, do not provide for cash severance payments in excess of two times annual base salary and include a requirement that the executive sign a release before becoming entitled to receive severance payments. All contractual compensation terms within the employment agreements are reviewed and approved by the compensation committee. We believe that our existing employment contracts contain compensation terms in line with our overall compensation program and philosophy. A description of the employment agreements we have with Messrs. Donohue, Gill and Davidson and our agreements with Mr. Duffy is set forth below in the section entitled “Potential Payments Upon Termination or Change-in-Control—Employment Agreements with Named Executive Officers” beginning on page 40. We also have an employment agreement with Mr. Durkin, our Chief Operations Officer, and we have employment contracts with certain senior managers that we entered into in connection with our acquisition of Swapstream in 2006 as well as with certain employees that reside within the United Kingdom.

Payments at Change-in-Control or Other Termination

Change-in-control provisions benefit the Company and its shareholders by assisting with retention during rumored and actual change of control activity when continuity is key to preserving the value of the business. We also provide other termination benefits in connection with terminations other than for misconduct. We believe these benefits allow us to facilitate changes in key employees, as needed, to ensure minimum disruption to the business in exchange for non-competition and non-solicitation benefits for the Company along with a general release.

A description of our severance policies and practices and the estimated amounts that would be payable to our Named Executive Officers under certain circumstances are set forth below under the section entitled “Potential Payments Upon Termination or Change-in-Control” beginning on page 40.

Board of Directors Compensation

Similar to our philosophy on management pay, we target the 50th percentile of the competitive market for compensation of the board of directors. The primary components of our board member compensation package consist of an annual equity stipend, an annual cash stipend, committee and board meeting fees, and committee chairperson retainers for six of our board-level committees (audit, compensation, finance, governance, market regulation oversight and nominating). Non-executive board members are eligible to participate in our Director Deferred Compensation Plan.

The compensation of our board members is set forth in the table entitled “Director Summary Compensation Table” on page 46.

Compensation Committee Responsibilities

The compensation committee is comprised of seven independent directors. The primary responsibilities of the compensation committee are to review and approve compensation arrangements for senior management, to review and recommend compensation arrangements for the board of directors, to adopt compensation plans in which senior management is eligible to participate and to oversee matters relating to employee compensation, employee benefit plans and employee incentive programs. A complete description of the committee’s responsibilities may be found in its charter, a copy of which is on our Web site. There were 12 meetings of the committee in 2007. The committee typically meets in executive session without management present for a portion of each meeting.

Use of Outside Consultants

From time to time, the committee retains Towers Perrin, an outside compensation and benefits consulting firm, regarding management pay, compensation design and other related matters. The committee may ask that management participate in these engagements. Use of a particular consulting firm by the committee does not preclude management from hiring the same consulting firm. In accordance with its charter, the compensation committee is responsible for making all decisions concerning executive pay and benefits.

In 2007, Towers Perrin was engaged by the committee to review the Company’s benchmarking practices as well as its approach for valuing option grants. During 2007, at the request of management, Towers Perrin supplied competitive compensation data for certain positions within the organization. We do not believe that Towers Perrin’s role in providing the forgoing services to management compromises their ability to provide the compensation committee with an independent perspective.

As previously discussed, the Company also utilizes Hewitt Associates for benchmarking data.

Tax and Accounting Implications

The committee recognizes that tax and regulatory factors may influence the structure of executive compensation programs, including:

Limit on Tax-Deductible Compensation. Section 162(m) of the Internal Revenue Code (the “Code”) imposes a $1 million limit on the deduction that we may claim in any tax year with respect to compensation paid to any of the Named Executive Officers, but excluding the principal financial officer. However, the Code allows for certain types of performance-based exemptions to this $1 million limit, provided that the compensation plan meets certain requirements. Compensation payable solely on attainment of one or more performance goals is not subject to the deduction limit if: (i) the performance goals are objective, pre-established and determined by a committee comprised solely of two or more outside directors; (ii) the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote; and (iii) the committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

Our Incentive Plan that was approved by shareholders is designed to comply with the requirements of Section 162(m). At its March 4, 2008 meeting, to maximize our ability to deduct annual bonus awards paid to our Named Executive Officers, the committee designated Messrs. Duffy, Donohue, Gill, Davidson and Durkin as participants in our existing Incentive Plan for 2008 and created a separate bonus incentive plan for all other employees. As a result of Mr. Davidson’s subsequent resignation, he will not participate in the Incentive Plan. The bonus plan for all other employees contains terms and conditions substantially similar to the Incentive Plan except that it eliminates the restriction on the ability to increase bonus awards above the level of the funding of the plan.

We reserve the authority to authorize payments that may not be deductible if we believe that it is in the best interests of the Company and its shareholders.

Non-Qualified Deferred Compensation. The Company claims tax deductions on Company contributions made on behalf of plan participants, including Named Executive Officers, under our non-qualified plans at the time of benefit payment.

Accounting for Stock-Based Compensation. Since 2002, the Company has accounted for stock-based compensation, including all awards pursuant to our equity program, under the fair value method as provided in Statement of Financial Accounting Standard (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.” At the time this standard was adopted, we elected the retroactive restatement method and utilized the fair value approach back to 2000, when the first stock-based awards were granted. Effective January 1, 2006, the Company adopted SFAS 123(R), “Share-Based Payment,” which requires us to estimate expected forfeitures of stock grants instead of the previous practice of accounting for forfeitures as they occurred. The tax deduction is taken at the time the stock option is exercised or the restricted stock vests, as applicable.

Adjustment or Recovery of Awards

CME Group has not adopted a formal or informal policy regarding the adjustment or recovery of awards in connection with a restatement or adjustment of financial statements that would otherwise have resulted in a reduction in the size of the award or payment. We have not experienced any situations or occasions that would result in a reduction in the size of an award or payment. If we were to experience such an adjustment in the future, the committee would assess the circumstances relating to the adjustment and take such legally permissible actions as it believes to be appropriate.

Executive Compensation

Summary Compensation Table

The following table provides information regarding the compensation earned during the year ended December 31, 2007 by our Named Executive Officers. In 2007, “salary” accounted for approximately 37% of the total compensation of the Named Executive Officers and non-equity incentive compensation accounted for approximately 31% of total compensation.

Name and Principal Position	Year	Salary		Bonus		Stock Awards(1)	Option Awards(1)	Non- Equity Incentive Plan Compen- sation(2)		Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings(3)	All Other Compen- sation(4)	Total
Craig S. Donohue	2007	$850,000		$—		$315,275	$1,312,550	$1,275,000		$15,044	$153,084	$3,920,953
Chief Executive Officer	2006	850,000		—		308,797	1,045,514	1,168,257		11,437	138,141	3,522,146

James E. Parisi	2007	325,000		—		87,711	252,388	486,058		11,270	39,764	1,202,191
Managing Director and Chief Financial Officer	2006	275,000		—		64,808	206,826	386,375		8,574	36,336	977,919

Terrence A. Duffy(5)	2007	950,000		—		221,670	594,083	1,425,000		—	30,480	3,221,233
Executive Chairman

Phupinder S. Gill	2007	600,000		—		234,771	619,263	900,000		15,748	101,100	2,470,882
President	2006	600,000		—		243,467	624,649	791,160		12,017	103,311	2,374,604

John P. Davidson III	2007	575,000		450,000	(6)	138,011	355,350	776,250		15,368	157,542	2,467,521
Managing Director and Chief Corporate Development Officer	2006	508,654	(6)			77,929	198,953	635,817	(6)	14,342	122,129	1,557,824

(1)	The amounts reflected in the Stock Awards and Option Awards columns reflect the amount recognized for financial statement reporting purposes for the years ended December 31, 2006 and 2007 in accordance with FAS 123(R) and reflect the expense for awards granted in 2002 through 2007. Assumptions used in the calculation of these amounts are included in the Stock-Based Payments notes to the Company’s audited financial statements for the year ended December 31, 2007 (note 22) and December 31, 2006 (note 15) included in the Company’s Annual Reports on Form 10-K filed with the SEC. Shares of restricted stock are eligible for the payment of dividends. In 2007, the amount of dividends on restricted stock which had not yet vested paid to the Named Executive Officers was as follows: Mr. Donohue, $14,837; Mr. Parisi $2,229; Mr. Duffy, $2,993, Mr. Gill $11,758; and Mr. Davidson $2,940.
(2)	The amounts included in the Non-Equity Incentive Plan Compensation column reflect cash awards to the Named Executive Officers under the Annual Incentive Plan, which is discussed on page 22 under the heading “Bonus.”
(3)	The amounts reflected in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column reflect only the change in the pension value during the particular year. In calculating the change in the present value of the accumulated pension benefit, the following assumptions were used: assumed retirement age of 65; discount rate of 6.10% as of December 31, 2007 and 5.80% as of December 31, 2006; RP-2000 mortality table; and projected future investment crediting rate assumption of 4.10% as of December 31, 2007 and 4.00% as of December 31, 2006. Under our non-qualified deferred compensation plans, participants may invest in one or more investments that are available from time to time. This is the only return that they receive and, therefore, no above-market earnings are reflected in this table. For more information on our deferred compensation plans, see the section below entitled “Non-Qualified Deferred Compensation Plans.”

(4)	Amounts included in the All Other Compensation column for 2007 are as follows:

	401(k) Contribution	Supplemental Plan(7)	Other(8)	Total
Craig S. Donohue	$6,750	$144,278	$2,056	$153,084
James E. Parisi	6,750	32,096	918	39,764
Terrence A. Duffy	6,750	21,750	1,980	30,480
Phupinder S. Gill	6,750	92,881	1,469	101,100
John P. Davidson III	5,308	89,365	62,869	157,542

(5)	Mr. Duffy was appointed as our Executive Chairman in October 2006. For his services he receives an annual base salary of $950,000. Mr. Duffy was not a Named Executive Officer in 2006 and, therefore, compensation relating to such year is not included. As discussed under the section entitled “Potential Payments upon Termination or Change-in-Control—Employment Agreements with Named Executive Officers,” we have agreed to self-insure supplemental life and long-term disability coverage for Mr. Duffy and to gross up his beneficiaries for any additional taxes incurred as a result of the supplemental life coverage. Because no actual payments were made or liabilities incurred as a result of this coverage no amounts have been included in Mr. Duffy’s compensation for 2007.
(6)	Mr. Davidson joined the Company in February 2006 with an annual base salary of $575,000. Per his employment agreement, Mr. Davidson was entitled to a minimum bonus of $431,250 for 2006. Under the agreement, Mr. Davidson is also entitled to a retention bonus of $900,000, paid in two installments in February 2007 and February 2008.
(7)	The items included under the Supplemental Plan column are 401(k) make-whole and pension make-whole contributions. Make-whole contributions are Company contributions for individuals whose compensation has exceeded the statutory compensation limit identified in Section 401(a)(17) of the Code and thus must be excluded from consideration in qualified retirement plans.
(8)	The items included in the Other column are life insurance premiums paid by the Company for the benefit of the Named Executive Officer and relocation assistance payments/reimbursements made to Mr. Davidson. The Company provided $61,849 of relocation assistance payments to or on behalf of Mr. Davidson in 2007.

Grants of Plan-Based Awards

The following table shows the equity awards made to our Named Executive Officers in 2007 and the estimated future bonus payments under our Incentive Plan for the year ended December 31, 2008. For additional information on our equity and bonus programs, see the section of this proxy statement entitled “Compensation Discussion and Analysis.”

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Stock and Option Awards
			Threshold	Target	Maximum
Craig S. Donohue	n/a	n/a	$318,750	$850,000	$1,275,000
	6/15/07	6/6/07				430	5,475	$552.70	$1,311,856

James E. Parisi	n/a	n/a	140,625	281,250	562,500
	6/15/07	6/6/07				220	1,480	552.70	411,970

Terrence A. Duffy	n/a	n/a	356,250	712,500	1,425,000
	6/15/07	6/6/07				820	5,510	552.70	1,534,276

Phupinder S. Gill	n/a	n/a	225,000	450,000	900,000
	6/15/07	6/6/07				295	1,990	552.70	553,485

John P. Davidson III	n/a	n/a	215,625	431,250	862,500
	6/15/07	6/6/07				345	2,300	552.70	641,942

(1)	The amounts shown in the Threshold column reflect the payment level when threshold cash earnings is achieved under our Incentive Plan which is 37.5% of the Named Executive Officer’s annual base earnings. The amounts shown in the Target column reflect the payment level when target cash earnings is achieved under the plan which is 100% of annual base earnings for Mr. Donohue and 75% of annual base earnings for all other Named Executive Officers. The amounts shown in the Maximum column reflect the payment level when maximum cash earnings is achieved under the plan which is 150% of annual base earnings. In the event that our actual cash earnings in 2008 falls below the threshold requirement under the Incentive Plan, no bonuses will be awarded to these individuals. Additionally, as discussed in the Compensation Discussion and Analysis section, bonus payments made to employees at the level of Managing Director and above, including the Named Executive Officers, are also subject to an additional requirement whereby the Company must capture an established amount of expense synergies relating to our merger with CBOT Holdings. Satisfaction of the synergy performance metric will not result in increased bonuses, but to the extent pre-established synergy targets are not met, bonuses will be decreased, or eliminated completely.
(2)

Under our equity program officers receive annual equity grants, which are granted on June 15 or, in the event June 15 th is not a business day, the closest business day thereto. On June 6, 2007, our compensation committee met and approved our annual 2007 equity grants based on our pre-established formulas under our equity program.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of securities underlying outstanding plan awards for each Named Executive Officer as of December 31, 2007.

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(2)
Craig S. Donohue	—	5,475	$552.70	6/15/2017	430	$294,980
	2,205	8,820	440.65	6/15/2016	696	477,456
	3,280	4,920	251.95	6/15/2015	780	535,080
	10,380	6,920	127.00	6/14/2014	1,040	713,440
	780	520	72.36	1/1/2014	80	54,880
	21,920	5,480	63.01	6/6/2013	820	562,520
	32,500	—	22.00	5/7/2011	—	—
James E. Parisi(3)	—	1,480	552.70	6/15/2017	220	150,920
	299	1,196	440.65	6/15/2016	176	120,736
	920	1,380	251.95	6/15/2015	240	164,640
	540	360	223.99	12/15/2014	40	27,440
	1,800	1,200	127.00	6/14/2014	—	—
	120	80	95.12	3/15/2014	—	—
	1,100	700	63.01	6/6/2013	—	—
Terrence A. Duffy	—	5,510	552.70	6/15/2017	820	562,520
	695	2,780	529.50	12/15/2016	368	252,448
Phupinder S. Gill	—	1,990	552.70	6/15/2007	295	202,370
	801	3,204	440.65	6/15/2016	476	326,536
	2,800	4,200	251.95	6/15/2015	660	452,760
	8,880	5,920	127.00	6/14/2014	880	603,680
	2,280	1,520	72.36	1/1/2014	240	164,640
	2,520	3,380	63.01	6/6/2013	500	343,000
John P. Davidson III	—	2,300	552.70	6/15/2017	345	236,670
	570	2,280	440.65	6/15/2016	340	233,240
	—	720	430.47	3/15/2016	160	109,760

(1)	Subject to acceleration or termination in certain circumstances, equity awards vest over a five-year period, with 20% vesting one year after the grant date and an additional 20% vesting on each anniversary date thereafter. Option grants made in May 2001 with an exercise price of $22.00 per share vested 40% on the first anniversary of the grant date and an additional 20% on each following anniversary. The grant date is the date that is ten years prior to the expiration date.
(2)	Market value was determined using the closing price on December 31, 2007 of $686.00.
(3)	In 2007, Mr. Parisi gifted 39 shares of CME Group Inc. Class A Common stock to a charitable organization.

Option Exercises and Stock Vested

The following table summarizes stock option exercises by our Named Executive Officers and the vesting of their restricted stock in 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Craig S. Donohue	13,000	$7,902,400	1,814	$989,725
James E. Parisi	1,700	977,747	144	82,516
Terrence A. Duffy	—	—	92	64,313
Phupinder S. Gill	19,000	11,119,304	1,399	760,631
John P. Davidson III(1)	180	17,780	125	68,295

(1)	In 2007, Mr. Davidson, exercised 180 options with an exercise price of $430.47 and retained the shares acquired upon such exercise. Value realized represents the difference between the exercise price and the closing price of our Class A common stock on the day of the exercise.

Pension Benefits

We maintain a non-contributory defined benefit cash balance pension plan for eligible employees. To be eligible, an employee must have completed a continuous 12-month period of employment with us and have reached the age of 21. Our funding goal is to have the pension plan 100% funded on a projected benefit obligation basis, while also satisfying any minimum required contributions and maximizing tax deductible contribution requirements. Beginning in 2007, participants are fully vested in their accounts after three years of service. Once an employee becomes a participant in the cash balance pension plan, their notional pension account is credited with an amount equal to an age-based percentage of that individual’s earnings plus the greater of 4% interest or the December yield on one-year constant maturity yield for U.S. Treasury notes. During 2007, the plan interest rate was 4.94%. The pension account is portable, and vested balances may be paid out when participants end their employment with us. Alternatively, upon retirement a participant may elect to receive the balance in the account in the form of one of various monthly annuities.

As part of merger with CBOT Holdings, we assumed a defined benefit pension plan for former CBOT employees. Substantially all CBOT employees were eligible to participate in the pension plan upon completion of one year of service. Effective January 1, 2008, former employees of CBOT, who continue as employees of CME, will be transferred to the CME pension plan. All accrued benefits from the CBOT plan will be transferred at this time. All former employees who are receiving an annuity payment or those on-going employees who have reached age 55 with 10 years of service will remain in the CBOT pension plan.

The following is the schedule of employer contributions based on age and percentage of pensionable pay (including base pay, regular annual cash bonuses and merit lump sum payments) under the CME plan. Pensionable pay is limited by the Internal Revenue Service Code section 401(a)(17) limit, which was $225,000 in 2007:

Age	Employer Contribution Percentage
Under 30	3%
30–34	4
35–39	5
40–44	6
45–49	7
50–54	8
55 or greater	9

The table below sets forth the estimated payments for our Named Executive Officers upon retirement based upon the present value of the benefits expected to be paid in the future.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)
Craig S. Donohue	Pension Plan	17.18	$132,807
James E. Parisi	Pension Plan	18.18	95,303
Terrence A. Duffy	Pension Plan	—	—
Phupinder S. Gill	Pension Plan	18.41	139,762
John P. Davidson III	Pension Plan	1.90	29,710

(1)	In calculating the present value of the accumulated benefit, the following assumptions were used: assumed retirement age of 65; discount rate of 6.1% as of December 31, 2007; RP-2000 mortality table; and projected future investment crediting rate assumption of 4.1% as of December 31, 2007. The retirement age is the earliest unreduced retirement age as defined in the Pension Plan.

Non-Qualified Deferred Compensation Plans

All of our officer employees, including our Named Executive Officers, are eligible to defer a portion of their annual base salary and bonus into our Senior Management Supplemental Deferred Savings Plan (the “Deferred Savings Plan”). For 2007, officers were able to defer up to 50% of their annual base salary in addition to any amounts deferred under our 401(k) Plan and 100% of their bonus under this plan. The contributions made by our Named Executive Officers under this plan in 2007 are shown in the table below under “Executive Contributions.” Deferrals may be invested in one or more investments offered by the plan from time to time at the choice of the officer. The return on their investment choice is the only return they will receive on the contributions under the plan. We do not provide any guaranteed rate of return. There is no limitation on their ability to change investments. Beginning with deferrals for the 2007 plan year, participants are able to elect a fixed distribution date for each year’s deferrals. If the officer’s employment ends prior to the fixed date, the distributions will be made six months following the date of the officer’s termination of employment. Distributions that are not payable upon a designated fixed date will occur six months after the end of the officer’s employment. Payments made for elections in effect prior to January 1, 2005, as required under the revised regulations on deferred compensation, are made at the time of termination.

The Deferred Savings Plan also includes 401(k) make-whole and pension make-whole contributions. Make-whole contributions are Company contributions for individuals whose compensation has exceeded the statutory compensation limit identified in Section 401(a)(17) of the Code and thus must be excluded from consideration in qualified retirement plans. These amounts are included in the table below under “Registrant Contributions.”

Beginning with the 2006 plan year, we discontinued contributions under our Supplemental Executive Retirement Plan and closed the plan to new participants.

	Executive Contributions In Last Fiscal Year(1)	Registrant Contributions In Last Fiscal Year(2)	Aggregate Earnings In Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/07
Craig S. Donohue	$—	$144,278	$142,380	$—	$1,338,020
James E. Parisi	142,082	32,096	87,446	—	623,701
Terrence A. Duffy	—	21,750	(379)	—	21,371
Phupinder S. Gill	118,674	92,881	405,351	—	3,410,102
John P. Davidson III	—	89,365	3,926	—	122,801

(1)	All amounts included under Executive Contributions are also included in the Salary and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.
(2)	The amounts included under the Registrant Contributions column consist of: 401(k) make-whole and pension make-whole contributions and are included in the All Other Compensation column of the Summary Compensation Table.
(3)	Aggregate Earnings are based on the investment selection of the officers from one or more investments that the plan offers from time to time and are the only return on contributions made by the Named Executive Officer and the Company. Aggregate Earnings in Last Fiscal Year represent amounts earned on contributions made in 2007 as well as prior contributions. Such earnings are not included in the Summary Compensation Table because they were not above market.

Potential Payments upon Termination or Change-in-Control

We have entered into employment agreements with three of our Named Executive Officers: Messrs. Donohue, Gill and Davidson. These contractual agreements provide for, among other things, minimum annual base salary and payments upon termination of employment. The agreements also include non-competition and non-solicitation provisions during the term of the agreement and for one year thereafter. We also have agreed to provide Mr. Duffy, our Executive Chairman, with a retention benefit and to self-insure him for certain benefits as discussed below. For Mr. Parisi, his employment relationship is governed by our policies and practices that we have in place for other employees from time to time, including members of senior management. Estimated payments to our Named Executive Officers under our employment agreements and general policies are shown in the table below beginning on page 43.

Employment Agreements with Named Executive Officers

Mr. Donohue. Mr. Donohue receives a minimum annual base salary of $850,000. He is also eligible to receive a bonus under our Incentive Plan with a minimum individual annual target incentive of 100% of his base salary and a maximum of 150%. Under his agreement, Mr. Donohue participates in our equity program with an annual target equity award of at least 300% of his base salary comprised of 15% restricted stock and 85% of non-qualified stock options. In the event of a termination without cause, as defined in the agreement, in addition to his accrued benefits, Mr. Donohue is entitled to a one-time lump sum severance payment equal to two times his current base salary and will automatically vest in any outstanding equity awards that would have vested during the remaining term of the agreement. In the event Mr. Donohue voluntarily terminates the agreement for good reason, as defined in the agreement which definition includes a change of control, in addition to his accrued benefits, Mr. Donohue is entitled to a one-time lump sum severance payment equal to two times his current base salary and will automatically vest in any outstanding equity awards. In the event of a change of control, Mr. Donohue will receive accelerated vesting of his unvested equity awards. In the event Mr. Donohue is involuntarily terminated without cause or resigns for good reason within 60 days prior to a change of control, all of his unvested equity awards that would have been outstanding had he been employed as of the date of the change of control shall become vested. Upon Mr. Donohue’s termination for any reason, he will be entitled to any unpaid bonus awards for completed years. Mr. Donohue is also entitled to continued benefits coverage for two years following the end of his employment in the event he is terminated without cause or resigns for good reason. His agreement terminates on December 31, 2009, unless sooner terminated by us or Mr. Donohue.

Terrence A. Duffy. In recognition of the duties and responsibilities undertaken by our Executive Chairman, the Compensation Committee recommended and the Board approved a retention payment to Mr. Duffy in an amount equal to his annual base salary. The amount shall become payable if Mr. Duffy is not nominated for reelection to the board or is not reelected to the position of Chairman by the members of the board notwithstanding his ability and willingness to continue his service. Under such circumstances, Mr. Duffy is required to assist with the transition of responsibilities to the new Chairman. Mr. Duffy shall not be entitled to receive the retention payment if he is removed as Chairman or not reelected because of his breach of fiduciary duty to the shareholders or because of his willful failure to fulfill his duties and obligations as Chairman as determined by a majority of our independent, non-industry directors.

In 2007, the compensation committee authorized management, subject to annual review by the committee, to self-insure the supplemental life and long-term disability coverage amounts necessary to provide Mr. Duffy with the same level of life and long-term disability coverage generally provided to other employees under our group life and long-term disability policies. The committee also authorized the Company to gross up the self-insured supplemental life insurance amount to account for any taxes on such amount owed by Mr. Duffy’s beneficiaries. Pursuant to this agreement, Mr. Duffy would be entitled to disability insurance benefits based on two-thirds of base pay and life insurance benefits based on three times base pay.

Mr. Gill. Mr. Gill receives a minimum annual base salary of $600,000. Mr. Gill is eligible to participate in our Incentive Plan and equity program on terms consistent with those of our other members of senior management. In the event of a termination without cause, as defined in the agreement, in addition to his accrued benefits, Mr. Gill is entitled to a one time lump sum severance payment equal to two times his base salary as of the date of termination for the remaining term of the agreement, if any, not to exceed two years of base salary. In such event, he is also entitled to Company-paid health benefits for one year following termination without cause. If Mr. Gill is involuntarily terminated without cause within 60 days prior to a change of control, all of his unvested equity awards that would have been outstanding had he been employed on the date of the change of control will become vested. His agreement terminates on December 31, 2010, unless sooner terminated by us or Mr. Gill.

Mr. Davidson. We entered into an agreement with Mr. Davidson in February 2006. On March 10, 2008, Mr. Davidson provided notice under the agreement of his intention to voluntarily resign. As a result of Mr. Davidson’s resignation, the agreement is terminated and Mr. Davidson is entitled to any accrued but unpaid compensation.

Under the terms of the agreement, Mr. Davidson was entitled to a minimum annual base salary of $575,000. Mr. Davidson also participated in our Incentive Plan and equity program on terms consistent with those of our other members of senior management. Pursuant to the terms of the agreement, we paid Mr. Davidson a retention payment of $900,000 which was paid in two installments in February 2007 and February 2008. If Mr. Davidson’s employment had been terminated for any reason other than for voluntary resignation or cause prior to the payment of the final installment, he would have been be entitled to receive the pro rated portion of the next payment, which prorated portion is reflected in the table on page 44 based on an assumed termination date of December 31, 2007. Additionally, we agreed to provide Mr. Davidson with relocation assistance, including but not limited to, temporary housing and moving expenses. In the event Mr. Davidson’s employment had been terminated without cause, as defined in the agreement, in addition to his accrued benefits, Mr. Davidson would have been entitled to a one time payment equal to the target percentage of his bonus under the Incentive Plan in effect for other members of the Management Team, which is currently 75% of base salary, pro rated for the date of termination and a one time lump sum severance payment equal to two times his base salary as of the date of termination pro rated for the remaining term of his agreement.

Other CME Policies and Practices.

The following is a summary of our other plans in place that provide for benefits upon termination of employment and/or in the event of a change of control.

Annual Performance Bonuses

In accordance with the terms of our Incentive Plan, in the event an employee dies or becomes disabled, he or she or their beneficiaries will be entitled to receive a pro rata bonus.

Severance Plans

In 2007, the compensation committee adopted a written severance policy. The following is a summary of the key terms:

Reason for Termination
	Job elimination, reduction in force or, in limited circumstances, performance	Involuntary termination as a result of a merger
Severance Pay for Officers	2 weeks per year of service, 6 week minimum, up to 39 weeks	12 weeks plus 2 weeks per year of service, up to 52 weeks

Severance Pay for Non-Officer	1 week per year of service, 4 week minimum, up to 26 weeks	10 weeks plus 2 weeks per year of service, up to 52 weeks

Additionally, the plan provides for COBRA coverage and outplacement services as well as acceleration of any outstanding unvested equity awards that would have otherwise vested during the severance pay period.

Equity Plans

As a result of our merger with CBOT Holdings, we now have two equity plans: the Omnibus Stock Plan and the CBOT Long-Term Equity Incentive Plan. All grants to the Named Executive Officers were made under the Omnibus Plan. The terms of the Omnibus Plan provide that in the event of death, the employee’s beneficiaries would vest in any outstanding equity awards. In the event of termination due to disability, restricted stock awards become vested. Under the terms of the Long-Term Equity Incentive Plan, the compensation committee has discretion to determine whether the vesting of outstanding awards should be accelerated under other conditions, including death and disability. Awards granted under the Omnibus Stock Plan automatically vest upon a change of control. Under the Long-Term Equity Incentive Plan, whether an award will vest upon a change of control depends upon the terms of the individual award agreement.

Change of Control Definition
Omnibus Stock Plan	Long-Term Equity Incentive Plan

•        any person acquires more than 50% of our then outstanding shares of Class A common stock or more than 50% of the combined voting power of the then outstanding shares of common stock;

•        individuals who comprised our board on February 7, 2000 (generally including any person becoming a director who was nominated or approved by those persons) cease to constitute at least a majority of our board;

•        a reorganization, merger, consolidation, or sale of all or substantially all of our assets under circumstances where (i) our shareholders prior to the transaction own less than 50% of the then outstanding shares or less than 50% of the combined voting power of the surviving or resulting corporation, (ii) the members of our board immediately prior to the transaction do not constitute a majority of the Board of Directors of the resulting or surviving corporation or (iii) an individual or entity acquires 50% or more of the common stock or combined voting power of the surviving or resulting entity;

•        or the approval by our shareholders of a complete liquidation or dissolution of CME Group.

•        the consummation of a merger or consolidation of CME Group with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of CME Group immediately prior to such merger, consolidation or other reorganization;

•        the sale, transfer or other disposition of all or substantially all of CME Group’s assets;

•        a change in the composition of the board, as a result of which fewer than one-half of the incumbent directors are directors who either (i) had been directors of the company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

•        any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of CME Group representing at least 20% of the total voting power represented by the company’s then outstanding voting securities. For purposes of this Paragraph (iv), the term “person” shall have the same meanings as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

¡         a trustee or other fiduciary holding securities under an employee benefit plan of the company or a subsidiary;

¡         a corporation owned directly or indirectly by the stockholders of the company in substantially the same proportions as their ownership of the common stock of the company.

The following table sets forth the estimated benefits and payments upon termination of our Named Executive Officers. These payments assume a termination or change of control effective upon December 31, 2007. Unless otherwise specified, payments and benefits that would be generally available to all employees, including accrued benefits, are not included in the amounts below.

	Termination Due to:
	Voluntary	Voluntary for Good Reason	Involuntary for Cause	Involuntary Not for Cause	Change In Control	Death	Disability
Craig S. Donohue
Total Cash Severance(1)	$—	$1,700,000	$—	$1,700,000	$1,700,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	$—	$15,269,045	$—	$12,443,242	$15,269,045	$15,269,045	$2,638,356
Continuation of Health & Welfare Benefits(3)	$—	$64,170	$—	$64,170	$64,170	$—	$—
Other Accrued Pay and Benefits(4)	$1,275,000	$1,275,000	$1,275,000	$1,275,000	$1,275,000	$1,275,000	$1,275,000

Total:	$1,275,000	$18,308,215	$1,275,000	$15,482,412	$18,308,215	$16,544,045	$3,913,356

James E. Parisi
Total Cash Severance(1)	$—	$—	$—	$237,500	$312,500	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	$—	$—	$—	$1,222,855	$2,873,934	$2,873,934	$463,736
Continuation of Health & Welfare Benefits(3)	$—	$—	$—	$12,237	$11,013	$—	$—
Other Accrued Pay and Benefits(4)	$—	$—	$—	$—	$—	$486,058	$486,058

Total:	$—	$—	$—	$1,472,592	$3,197,447	$3,359,992	$949,794

Terrence A. Duffy
Total Cash Severance(1)	$—	$—	$—	$950,000	$950,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	$—	$—	$—	$—	$1,984,521	$1,984,521	$814,968
Continuation of Health & Welfare Benefits(3)	$—	$—	$—	$2,447	$4,895	$—	$—
Other Accrued Pay and Benefits(4)	$—	$—	$—	$—	$—	$1,425,000	$1,425,000

Total:	$—	$—	$—	$952,447	$2,939,416	$3,409,521	$2,239,968

Phupinder S. Gill
Total Cash Severance(1)	$—	$—	$—	$1,200,000	$1,200,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	$—	$—	$—	$9,719,593	$11,315,084	$11,315,084	$2,092,986
Continuation of Health & Welfare Benefits(3)	$—	$—	$—	$9,064	$9,064	$—	$—
Other Accrued Pay and Benefits(4)	$—	$—	$—	$—	$—	$900,000	$900,000

Total:	$—	$—	$—	$10,928,657	$12,524,148	$12,215,084	$2,992,986

	Termination Due to:
	Voluntary	Voluntary for Good Reason	Involuntary for Cause	Involuntary Not for Cause	Change In Control	Death	Disability
John P. Davidson III
Total Cash Severance(1)	$—	$—	$—	$1,150,000	$1,150,000	$—	$—
Value of Equity Subject to Accelerated Vesting(2)	$—	$—	$—	$760,494	$1,629,640	$1,629,640	$579,670
Continuation of Health & Welfare Benefits(3)	$—	$—	$—	$2,447	$4,895	$—	$—
Other Accrued Pay and Benefits(4)	$—	$—	$—	$1,188,750	$1,188,750	$1,188,750	$1,188,750

Total:	$—	$—	$—	$3,101,691	$3,973,285	$2,818,390	$1,768,420

(1)	Cash severance amounts represent contractual amounts for Messrs. Donohue, Duffy, Gill and Davidson under the termination situations as described above. Estimated cash severance amounts for Mr. Parisi are based upon our CME Group Severance Policy for Officers. As of December 31, 2007, Mr. Parisi had 19 years of service for purposes of the policy.
(2)	Amounts shown for the Value of Equity Subject to Accelerated Vesting reflect accelerated vesting of outstanding equity awards pursuant to our Omnibus Stock Plan, our severance policy, and our contractual agreements with our Named Executive Officers as described above based upon the closing price of our stock on December 31, 2007 of $686.00.
(3)	Amounts shown for the Continuation of Health and Welfare Benefits reflect our contractual agreements with Messrs. Donohue and Gill to provide them with certain continuing benefits as described above and includes the amount of COBRA coverage under our severance policy, which is available to all employees. Mr. Duffy’s continuing benefits do not reflect the additional amounts that the Company may incur in connection with the self-insurance of certain benefits as described above, because such amounts were granted for the purposes of providing Mr. Duffy with the disability insurance benefits based on two-thirds of base pay and life insurance benefits based on three times base pay consistent with benefits provided to other executives.
(4)	Amounts shown for the Other Accrued Pay and Benefits in event of death or disability include accrued bonus payments pursuant to our Incentive Plan based on actual bonus amounts for 2007. Mr. Donohue, under the terms of his agreement, is entitled to receive any outstanding annual bonus awards for completed years in the event of termination for any reason and the amounts included in this table for such payments are based on his actual bonus for 2007. Mr. Davidson, under the terms of his agreement, is entitled to a one-time payment equal to his target bonus under the Annual Incentive Plan in the event he is involuntarily terminated without cause. However, for purposes of this table, we have included his actual bonus for 2007. In the event we terminate Mr. Davidson’s employment for any reason other than for cause, as defined in the agreement, he is also entitled to a pro rata payment of the next installment of the retention payment described above. His accrued payments in the above table include $412,500, representing approximately 11/12ths of such retention payment as of December 31, 2007.

Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing management. Developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified directors. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload and opportunity costs. In addition, to satisfy our self-regulatory responsibilities we have established a number of functional committees of which certain of our directors are members. Our compensation program for our non-executive directors is designed to compensate our directors based on their respective levels of board participation and responsibilities, including service on board committees and functional committees.

Fees and Benefit Plans for Non-Executive Directors

The compensation committee is responsible for reviewing and recommending to the board the compensation for our non-executive directors. Only non-executive directors receive compensation for their service as a director. Our non-executive director compensation includes:

Annual Stipends
Annual cash stipend(1)	$25,000
Annual Vice Chairman cash stipend(2)	$750,000
Annual retainer for chairs of audit, compensation, finance, governance, market regulation oversight and nominating committees(3)	$20,000
Annual equity stipend(4)	$75,000

Meeting Fees
Board meeting fee	$1,500
Board committee meeting fee for the strategic steering committee and the marketing and public relations committee	$1,000
Board committee meeting fee for audit, compensation, executive, finance, governance, market regulation oversight and nominating committees(3)	$1,500
Additional meeting fee for serving as chair of audit, compensation, finance, governance, market regulation oversight and nominating committees(3)	$500
Functional committee meeting fee	$1,000

(1)	Directors have the option to elect to receive some or the entire portion of their annual cash stipend in shares of stock valued at the closing price on the date of grant. If a director who elects to receive additional stock leaves the board prior to the next annual meeting, such director will be responsible for repaying us for the amount of the unearned stipend that otherwise would have been paid in cash.
(2)	Mr. Carey, our Vice Chairman, receives as annual cash stipend of $750,000 plus the annual equity stipend valued at $75,000. He does not receive any additional fees for attendance at meetings.
(3)	In January 2008, the compensation committee recommended and the board approved a $20,000 retainer for the chair of the newly established finance committee and also approved an increase in meeting fees for members of the executive and finance committees.
(4)	Shares received as the annual equity stipend are granted under our 2005 Director Stock Plan and are not subject to any vesting restrictions.

Non-executive directors may participate in our Director Deferred Compensation Plan in the investments that the plan offers from time to time. The return on the investments selected by the directors is the only return they will receive on their deferred compensation. We do not provide any pension, medical benefit or other benefit programs to our non-executive directors.

The following table provides information regarding the compensation earned during the year ended December 31, 2007 by each of our directors, except for Messrs. Donohue and Duffy. Mr. Donohue’s and Mr. Duffy’s compensation as Chief Executive Officer and Executive Chairman, respectively, is set forth in the Summary Compensation Table on page 33.

Director Compensation Table

Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Charles P. Carey(3)	$341,309	$37,140	$—	$378,449
Mark E. Cermak(4)	36,761	28,050	—	64,811
Dennis H. Chookaszian	101,000	72,436	—	173,436
Jackie M. Clegg(4)	26,761	28,050	—	54,811
Robert F. Corvino(4)	35,261	28,050	—	63,311
James A. Donaldson(4)	23,261	28,050	—	51,311
Martin J. Gepsman	127,338	78,446	—	205,784
Larry G. Gerdes(4)	30,043	37,140	—	67,183
Daniel R. Glickman	89,000	76,883	—	165,883
Elizabeth Harrington	67,500	72,436	—	139,936
Bruce F. Johnson	35,352	96,042	—	131,394
Gary M. Katler	99,000	72,436	—	171,436
Patrick B. Lynch	85,500	72,436	—	157,936
Leo Melamed(5)	62,500	72,436	300,000	434,936
William P. Miller II	92,100	72,436	—	164,536
Joseph Niciforo(4)	29,261	28,050	—	57,311
CC Odom II(4)	25,261	28,050	—	53,311
James E. Oliff	85,000	72,436	—	157,436
John L. Pietrzak(4)	23,261	28,050	—	51,311
Alex J. Pollock	66,852	96,042	—	162,894
William G. Salatich, Jr.	45,852	96,042	—	141,894
John F. Sandner(6)	66,000	72,436	200,000	338,436
Terry L. Savage	75,000	72,436		147,436
Myron S. Scholes(7)	60,500	72,436	29,583	162,519
William R. Shepard	59,852	96,042	—	155,894
Howard J. Siegel	64,852	96,042	—	160,894
Christopher Stewart(4)	34,261	28,050	—	62,311
David J. Wescott	45,176	84,311	—	129,487

(1)	The amounts reflected in the Fees Earned or Paid in Cash consist of annual cash stipends, board meeting fees, board and functional committee meeting fees and annual retainers for the chairs of the audit, compensation, finance, governance and market regulation oversight committees, including amounts deferred under our Director Deferred Compensation Plan. Mr. Pollock who chairs both the compensation and nominating committees elected to receive only one additional stipend of $20,000 for his services to these committees. Board committee and functional committee meeting fees are subject to an overall cap of $100,000 per year.
(2)	The amounts reflected in the Stock Awards column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2007 of awards granted pursuant to our 2005 Director Stock Plan for our non-executive directors. Assumptions used in the calculation of these amounts are included in the Stock-Based Payments notes to the Company’s audited financial statements for the year ended December 31, 2007 (note 22) included in the Company’s Annual Report on Form 10-K filed with the SEC. The annual equity stipends granted to our non-executive directors are not subject to any vesting restrictions. See the table entitled “Directors, Director Nominees and Executive Officers” on page 49 for the complete stock ownership of our board members.

(3)	For his service as our Vice Chairman, Mr. Carey receives an annual cash stipend of $750,000 plus an annual equity award valued at $75,000. The amounts reflected in the table represent the pro rata portions of these amounts based on his appointment to the board in July 2007. Mr. Carey does not receive additional fees for attending board meetings or committee meetings.
(4)	The amounts in the table include the pro rata portions of the director’s annual cash and equity stipend based on his or her appointment to the board in July 2007.
(5)	Consists of annual consulting fees of $300,000. Does not include amounts reimbursed by the Company for Mr. Melamed’s expenses submitted in connection with his consulting arrangement described below.
(6)	Consists of annual consulting fees of $200,000.
(7)	Represents payment of annual retainer for Mr. Scholes’ service on our Competitive Markets Advisory Council. The annual retainer is $20,000; however, in 2007 the Company also paid Mr. Scholes $9,583 for an outstanding portion of his retainer from the prior year.

2005 Director Stock Plan

Our 2005 Director Stock Plan, approved by the board of directors in January 2005 and by our shareholders in April 2005, provides for the issuance of up to 25,000 shares of Class A common stock (subject to adjustment in the event of a merger, reorganization or similar corporate event involving us) through awards of non-qualified stock options, restricted stock and shares of common stock. As of December 31, 2007, approximately 15,500 shares were available for future awards under the plan. The plan is administered by the compensation committee of our board, which has the responsibility for recommending to the board the annual equity stipend to our non-executive directors.

Charitable and Civic Contributions

Some of our directors have affiliations with organizations that have received donations from us or from the CME Foundation or CBOT Foundation. The CME and CBOT Foundations are charitable organizations. In 2007, no aggregate donations to any of one of these organizations exceeded $50,000. We also pay for memberships for certain of our directors at business and other civic organizations. Messrs. Duffy and Donohue serve on the board of directors of the CME Foundation and Messrs. Carey and Corvino serve on the board of the CBOT Foundation.

Contractual Relationships with Certain Directors

Charles P. Carey. Pursuant to the Company’s bylaws adopted in connection with its merger with CBOT Holdings, Mr. Carey will serve as the Company’s Vice Chairman through the 2010 annual meeting of shareholders. For his services as Vice Chairman, Mr. Carey receives an annual cash stipend of $750,000 and an annual equity grant valued at $75,000.

Leo Melamed. On January 31, 2005, the compensation committee recommended and the board approved a retirement agreement with Mr. Melamed. Under the terms of the agreement, upon his retirement from the board, Mr. Melamed will provide us with consulting services relating to the financial services industry and related matters within Mr. Melamed’s areas of expertise. The agreement has an initial term of five years with automatic one-year renewals unless and until terminated by either party upon no less than 90 days notice prior to the end of the current term. For his services, Mr. Melamed will receive during the term of the agreement $300,000 per annum plus reimbursement for all reasonable and necessary out-of-pocket travel and other expenses incurred as a result of the agreement. We will also provide office and secretarial support during the term of the agreement. In addition, without our prior written consent, Mr. Melamed may not render services to any competitor or otherwise compete with us during the term of the agreement and for one year thereafter.

On November 14, 2005, we entered into a consulting agreement with Mr. Melamed for the period he serves as director of the Company with terms substantially the same as the previously described retirement agreement. For these services, Mr. Melamed will receive $300,000 per annum plus all reasonable and necessary out-of-pocket travel and other expenses incurred in connection with the consulting services and up to $150,000 annually for non-travel expenses, including office and secretarial expenses. Under the agreement, Mr. Melamed may not, without our prior written consent, render services to any competitor or otherwise compete with us throughout the term of the agreement and for one year thereafter.

John F. Sandner. On October 10, 2005, we entered into a consulting agreement with Mr. Sandner. Under the terms of the consulting agreement, Mr. Sandner will provide us with consulting services relating to the financial services industry and related matters within Mr. Sandner’s areas of expertise during the period Mr. Sandner serves as a director of the Company. For his consulting services, Mr. Sandner will receive $200,000 per annum plus all reasonable and necessary out-of pocket travel and other expenses incurred in connection with the consulting services. Under the agreement, Mr. Sandner may not, without our prior written consent, render services to any competitor or otherwise compete with us throughout the term of the agreement and for one year thereafter.

The Company also has an employment agreement with Mr. Donohue and certain agreements with Mr. Duffy which are described above in the section entitled “Potential Payments upon Termination or Change-in-Control.”

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee served or has served as an employee of the Company. Mr. Shepard, one of the members of the compensation committee, owns a minority interest in one of our clearing firms, which made payments to us of approximately $24 million in 2007 in connection with trading activity conducted on our exchanges.

Compensation Committee Report

The compensation committee reviewed and discussed the Compensation Discussion and Analysis with our management. After such discussions, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

The Compensation Committee—2007

Alex J. Pollock, Chairman

Mark E. Cermak

Martin J. Gepsman

Larry G. Gerdes

Daniel R. Glickman

Elizabeth Harrington

William R. Shepard

Security Ownership of CME Group Common Stock

The following tables show, as of March 10, 2008, the amount of common stock owned by each of our directors, director nominees and by each executive officer who is not also a director named in the Summary Compensation Table on page 33 of this proxy statement, and by all directors and executive officers as a group and the amount of common stock beneficially owned by individuals owning five percent or more of our Class A common stock. In general, “beneficial ownership” includes those shares over which a person has the power to vote, or the power to transfer, and stock options that are currently exercisable or will become exercisable within 60 days of March 10, 2008. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. None of our directors, director nominees or executive officers beneficially own more than one percent of any class of common stock. Shares have been rounded to the nearest full amount.

Directors, Director Nominees and Executive Officers

	Class of Common Stock
Name of Beneficial Owner(1)	A	B-1	B-2	B-3	B-4
Terrence A. Duffy(2)(3)	6,047	1	—	—	1
Craig S. Donohue(2)	78,325	—	—	—	—
Timothy S. Bitsberger	—	—	—	—	—
Charles P. Carey(4)	11,411	—	—	—	—
Mark E. Cermak(5)	10,276	—	—	—	—
Dennis H. Chookaszian(6)	400	—	—	—	—
Jackie M. Clegg	340	—	—	—	—
Robert F. Corvino	10,253	—	—	—	—
James A. Donaldson	10,360	—	—	—	—
Martin J. Gepsman(7)	7,714	—	—	1	1
Larry G. Gerdes	647	—	—	—	—
Daniel R. Glickman(8)	889	—	—	—	—
Elizabeth Harrington	400	—	—	—	—
J. Dennis Hastert	—	—	—	—	—
Bruce F. Johnson(9)	19,789	1	—	—	1
Gary M. Katler	100	—	—	—	—
Patrick B. Lynch	1,475	—	1	—	—
Leo Melamed(10)	3,300	—	1	—	—
William P. Miller	500	—	—	—	—
Joseph Niciforo(11)	8,036	—	—	—	—
C.C. Odom, II	10,360	—	—	—	—
James E. Oliff(12)	4,348	—	1	—	1
John L. Pietrzak(13)	20,787	—	—	—	—
Alex J. Pollock	834	—	—	—	—
William G. Salatich(14)	10,872	1	—	—	1
John F. Sandner	30,300	3	2	4	1
Terry L. Savage(15)	900	—	—	—	—
Myron S. Scholes	400	—	—	—	—
William R. Shepard(16)	29,837	1	1	1	1
Howard J. Siegel	28,581	2	—	—	—
Christopher Stewart	284	—	—	—	—
David J. Wescott(17)	12,591	—	1	—	1
James E. Parisi(2)	6,720	—	—	—	—
Phupinder S. Gill(2)	24,901	—	—	—	—
John P. Davidson III(2)	2,400	—	—	—	—

(1)	The address for all persons listed in the table is CME Group Inc., 20 South Wacker Drive, Chicago, IL 60606.
(2)	Messrs. Duffy’s, Donohue’s, Parisi’s, Gill’s and Davidson’s Class A shares include an aggregate of 695; 68,825; 4,819, 17,041 and 750 stock options, respectively, that are currently exercisable or would be exercisable within 60 days of March 10, 2008.
(3)	Includes 99 Class A shares and one Class B-4 share to which Mr. Duffy shares joint ownership and has voting power.
(4)	Includes an aggregate of 5,707 shares pledged to two third parties.
(5)	Includes 19 Class A shares held in the name of Mr. Cermak’s spouse.
(6)	Includes 200 Class A shares held in the name of Mr. Chookaszian’s spouse.
(7)	Includes 99 Class A shares and one Class B-4 share to which Mr. Gepsman shares joint ownership and has voting power.
(8)	Includes 420 Class A shares held in trust.
(9)	Includes 19,789 Class A shares pledged to a third party.
(10)	Includes 3,000 Class A shares pledged to a third party. Mr. Melamed’s Class B-2 share is held indirectly through a trust.
(11)	Includes 4,750 Class A shares pledged to a third party.
(12)	Includes one Class B-4 share as to which Mr. Oliff shares joint ownership, but over which he does not have voting power. Excludes 2,990 Class A shares and one Class B-1 share and 5,990 Class A shares and one Class B-2 share held through two trusts in the names of each of his parents. Mr. Oliff has no voting or ownership power over these trusts and he disclaims beneficial ownership for the shares held in trust. Also excludes 300 Class A shares held by his minor children over which Mr. Oliff does not have voting power.
(13)	Includes 10,251 Class A shares held in trust.
(14)	Includes 99 Class A shares and one Class B-4 share as to which Mr. Salatich shares joint ownership, but over which he does not have voting power. All of Mr. Salatich’s shares are held indirectly through two trusts.
(15)	Represents 900 Class A shares held in trust.
(16)	Includes 99 Class A shares and one Class B-4 share as to which Mr. Shepard shares joint ownership and has voting power and includes 9,263 shares pledged to a third party.
(17)	Includes 99 Class A shares and one Class B-4 share as to which Mr. Wescott shares joint ownership and 11,755 Class A shares pledged to a third party.

Directors and Executive Officers as a Group (43 persons)

Class of Common Stock	Total Shares	Percent of Class(1)
Class A(2)	392,448	*	%
Class B-1	9	1.4
Class B-2	7	*
Class B-3	7	*
Class B-4	8	1.9
Total Class A & B	392,479	*

*	Less than 1%.
(1)	Based on 54,507,390 Class A, 625 Class B-1, 813 Class B-2, 1,287 Class B-3 and 413 Class B-4 shares outstanding as of March 10, 2008.
(2)	Total Class A shares includes an aggregate of 110,921 options to purchase shares of Class A common stock that are currently exercisable or become exercisable within 60 days.

Shareholders Owning Five Percent or More

Name	Number of Class A Shares	Percent of Vote as a Single Class(1)
AXA Financial, Inc.(2) 1290 Avenue of the Americas New York, NY 10104	3,229,518	5.9%

(1)	Percentage is based on all shares outstanding in each class of Class A and Class B common stock. Other than with respect to the election of Class B directors and some matters relating to trading rights associated with Class B shares, holders of both classes of common stock will vote together as a single class on all matters to be presented to a vote of shareholders, unless otherwise required by law.
(2)	Information as to AXA Financial, Inc. is based on its Schedule 13G filed with the SEC on February 14, 2008 indicating the aggregate ownership of 3,229,518 shares pursuant to a joint filing agreement among AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA.

Proposal 3 – Election of Class B Nominating Committees

Our bylaws provide that holders of our Class B-1, B-2 and B-3 shares have the right to elect the members of their respective Class B nominating committees. The Class B nominating committees are not committees of our board of directors and serve only to nominate the slate of directors for their respective classes. Each Class B nominating committee is comprised of five members who serve for a term of one year. The existing committee members are responsible for selecting 10 candidates to stand for election as members of a particular Class B nominating committee. The five nominees with the greatest number of votes will serve on the applicable committee. At the annual meeting, holders of Class B-1 shares and holders of Class B-2 shares will be asked to vote on the election of five members to their respective Class B nominating committees. Since there will not be any director elected by the holders of the Class B-3 shares at the 2009 annual meeting of shareholders, the nominating committee for the Class B-3 shares will not be selected until the 2009 annual meeting.

Nominees for Class B-1 Nominating Committee

Class B-1 shareholders may vote for up to five individuals.

Name and Age	Member Since	Background
Jeffrey R. Carter, 46	1988	Independent floor trader and holder of a Class B-1 share.
Michael J. Downs, 51	1981	Independent floor broker and trader and holder of a Class B-1 share.
Alan L. Freeman, 65	1963	Independent floor trader and holder of Class B-1, B-3 and B-4 shares.
John C. Garrity, 62	1974	Independent floor broker and trader and holder of Class B-1, B-3 and B-4 shares.
David G. Hill, 50	1995	Independent floor broker and trader and holder of a Class B-1 share.
Lonnie Klein, 63	1972	Independent floor trader and holder of Class B-1, B-2, B-3 and B-4 shares.
W. Winfred Moore II, 58	1977	Independent floor trader and holder of a Class B-1 share.
Brian J. Muno, 47	1984	Independent floor trader and holder of a Class B-1 share.
Michael P. Savoca, 57	1979	Independent floor trader and holder of a Class B-1 share.
Robert D. Wharton, 45	1988	Independent floor trader and holder of a Class B-1 share.

Our board is not providing any recommendations as to how

you should vote with respect to the foregoing nominees.

Nominees for Class B-2 Nominating Committee

Class B-2 shareholders may vote for up to five individuals.

Name and Age	Member Since	Background
Norman B. Byster, 43	1986	Independent floor trader and holder of a Class B-2 share.
Denis P. Duffey, 71	1975	Independent floor trader and holder of Class B-2 and Class B-3 shares.
Richard J. Duran, 59	1979	Independent floor broker and trader and holder of a Class B-2 share.
George P. Hanley, 52	1985	Independent floor trader and holder of a Class B-2 share.
Donald J. Lanphere, Jr., 50	1981	Independent floor broker and holder of Class B-1, B-2 and B-4 shares.
Michael J. Moss, 61	1978	Independent floor trader and holder of Class B-1, B-2, B-3 and B-4 shares.
Ronald A. Pankau, 51	1981	Independent floor trader and holder of a Class B-2 share.
Geoffrey R. Pierce, 38	1994	Independent floor trader and holder of a Class B-2 share.
Thomas W. Senft, 49	1984	Independent floor trader and holder of Class B-1, B-2 and B-4 shares.
Barry D. Ward, 44	1990	Independent floor trader and holder of a Class B-2 share.

Our board is not providing any recommendations as to how

you should vote with respect to the foregoing nominees.

Audit Committee Disclosures

Principal Accountant Fees and Services

Fees paid to Ernst & Young LLP for each of the last two fiscal years are listed in the following table.

Year Ended December 31,	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2007	$1,508,700	$414,787	$483,300	$0
2006	$873,800	$681,390	$160,975	$0

Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting, review of our financial statements included in our Quarterly Reports on Form 10-Q, our Joint Proxy Statement/Registration Statement for our merger with CBOT Holdings and for other services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements, other than those services described under “Audit Fees.” These fees were primarily for services in connection with the issuance of independent SAS 70 reports. Additional services related to employee benefit plan and other ancillary audits.

Tax fees consist of services performed by our independent registered public accounting firm’s tax division, except those related to the audit, and include fees for tax compliance, tax planning and tax advice. In 2007, $156,200 of our tax fees was for tax compliance and preparation of tax returns.

There were no fees billed for other services rendered by our independent registered public accounting firm that would be included in “All Other Fees” for the years ended December 31, 2007 and 2006.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence. All of the services described above were pre-approved by the audit committee in accordance with our Audit and Non-Audit Services Policy.

Reporting Concerns to the Audit Committee

We maintain a toll-free telephone number (877-338-4545) and secure Web site (www.ethicspoint.com) monitored by an independent, third party for receiving complaints regarding accounting, internal control over financial reporting or auditing matters as well as other issues. Concerns relating to our accounting, internal control over financial reporting or auditing matters are automatically referred to the Chairman of the audit committee and will be handled in accordance with the procedures adopted by the audit committee. A copy of these procedures is available on our Web site.

Audit Committee Policy for Approval of Audit and Permitted Non-Audit Services

The audit committee is responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm. The audit committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent registered public accounting firm. In accordance with such policies and procedures, the audit committee is required to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the registered public accounting firm’s independence. Under the policy, pre-approval is generally provided for up to one year, any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the audit committee may pre-approve additional services on a case-by-case basis. The audit committee has delegated specific pre-approval to the Chairperson of the audit committee provided the estimated fee of the proposed service does not exceed $100,000. The Chairperson must report any decisions to the audit committee at its next scheduled meeting. Periodically, but not less than quarterly, our Chief Financial Officer will provide the audit committee with a report of audit and non-audit services provided and expected to be provided by the independent registered public accounting firm. A copy of our Audit and Non-Audit Services policy is available on our Web site.

Report of the Audit Committee

The audit committee oversees our financial reporting process on behalf of the board of directors. The audit committee consists of four independent directors as defined in the listing standards of the NYSE and the NASDAQ. Its duties and responsibilities are set forth in the audit committee charter approved by our board of directors which is available on our Web site. The board of directors has determined that Dennis Chookaszian, Larry G. Gerdes and William P. Miller II meet the SEC’s definition of audit committee financial expert.

Following our merger with CBOT Holdings, the Board reconstituted the membership of the audit committee to include representation from CBOT Holdings. As a result, Mr. Gerdes replaced Mr. Lynch in July 2007.

As set forth in more detail in the audit committee charter, the primary responsibilities of the audit committee fall into three broad categories:

•	to serve as an independent and objective party to monitor our financial reporting process and internal control system;

•	to review and appraise the audit efforts of the independent registered public accounting firm and internal audit department; and

•	to provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit department and the board of directors.

The audit committee, during the course of each fiscal year, devotes the attention that it deems necessary and appropriate to each of the matters assigned to it under the audit committee charter. To carry out its responsibilities, the audit committee met 12 times during fiscal year 2007 and three times during 2008 in regards to fiscal year 2007.

In the course of fulfilling its responsibilities, the audit committee has:

•

reviewed and discussed with management and the independent registered public accounting firm all financial statements prior to their issuance and any significant accounting issues and been advised by management that all financial statements were prepared in accordance with U.S. generally accepted accounting principles;

•

discussed with the Company’s senior management and independent registered public accounting firm the process used for certifications by the Company’s chief executive officer and chief financial officer, which are required for certain of the Company’s filings with the SEC;

•	reviewed and discussed with management the audit committee charter;

•

discussed with representatives of the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, (Codification of Statements on Auditing Standards, AU §380);

•

received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees;”

•	discussed with the independent registered public accounting firm its independence from the Company and management;

•	reviewed payments to and pre-approved services of our independent registered public accounting firm in accordance with the Audit and Non-Audit Services Policy; and

•	considered whether the provision by the independent registered public accounting firm of non-audit services is compatible with maintaining their independence.

Based on the foregoing, the audit committee recommended to the board of directors, and the board has approved, that the audited consolidated financial statements be included in CME Group’s annual report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission. The audit committee also selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2008. The board is recommending that shareholders ratify that selection at the annual meeting.

Management is responsible for the preparation, presentation and integrity of the financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of the disclosure controls and procedures and the internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee

Dennis H. Chookaszian, Chairman

Larry G. Gerdes

William P. Miller II

Terry L. Savage

Proposal 4 – Ratification of our Audit Committee’s Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2008

The audit committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2008. Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2007. Representatives of Ernst & Young LLP will be present at the annual meeting, will be available to respond to appropriate questions and may make a statement if they so desire. In connection with the audit of our 2007 financial statements, we entered into an engagement letter with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP would perform audit services for us. The agreement provides that Ernst & Young LLP will not be liable to the Company for punitive damages, except for certain circumstances in connection with a shareholder derivative suit. We expect to enter into a similar engagement letter with Ernst & Young for 2008.

Although we are not required to seek shareholder approval of this appointment, we believe it to be sound corporate governance to do so. If the appointment of Ernst & Young LLP is not ratified by our shareholders, our audit committee will investigate the reasons for the shareholder rejection and will consider appointing a different independent registered public accounting firm.

Our board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008.

Other Business

Certain Business Relationships with Related Persons

We may have transactions in the ordinary course of our business with unaffiliated companies of which certain of our board members, executive officers or members of their immediate family members are affiliated. We do not consider the amounts involved in such transactions to be material to our business or material in relation to the businesses of such other companies or the interests of the individuals involved. Additionally, several of our board members are members of one of our exchanges and may also serve as officers of one of our clearing firms. All payments made directly or indirectly to us in connection with trading activity on our exchange are on terms no more favorable than terms given to unaffiliated third parties.

The audit committee has adopted a written policy for the review of transactions with related persons. In accordance with the policy, the audit committee reviews all material facts of interested transactions that require the committee’s approval. If advance approval is not possible, then the transaction will be considered by the committee at its next meeting and the committee will determine whether it is appropriate to ratify such transaction. In determining whether to approve or ratify a transaction, the committee takes into account, among other factors it determines appropriate, whether the interested transaction is on terms no less favorable than terms generally available to any similarly situated, unrelated third parties under the same or similar circumstances and the extent of the person’s interest in the transaction. The audit committee determined that certain types of interested transactions should be considered pre-approved under the policy, including:

•	compensation provided to our executive officers and directors provided such compensation was approved by the compensation committee;

•

transactions that result from trading activities on our exchanges; provided such transactions are made in the ordinary course of our business on terms consistent with those prevailing at the time for corresponding transactions by similarly situated, unrelated third parties; and

•	charitable donations by us or the CME or CBOT Foundation less than $100,000 or two percent (2%) of that entity’s total annual charitable receipts and other revenues, whichever is greater.

The following transactions were approved or ratified by the audit committee in accordance with the terms of the policy.

Transactions Relating to Trading Activity

Mr. Lynch’s father is married to the chief financial officer of one of our clearing firms, which made payments to us of approximately $44 million in 2007. Mr. Shepard, one of our directors, owns a minority interest in one of our clearing firms, which made payments to us of approximately $24 million in 2007. Mr. Carey, our Vice Chairman, is a partner with the firm Henning & Carey. Henning & Carey made payments indirectly to us in excess of $120,000 through its clearing firm in connection with trading activity on our exchanges in 2007. Mr. Siegel, a member of our board of directors, made payments indirectly to us in excess of $120,000 through his clearing firm in connection with his trading activity on our exchanges in 2007. Mr. Stewart is the chief executive officer of one of our clearing firms, which made payments to us of approximately $10 million.

Leasing Relationships

As a result of the merger, we now own real estate located at 141 West Jackson in Chicago. Messrs. Carey, Shepard, Stewart and Wescott lease office space at this location either directly or indirectly through firms in which they have an affiliation. These leases are on terms that are consistent with market terms provided to other unaffiliated third parties.

Other

We have engaged Deloitte & Touche to provide tax services and other services in connection with a review of our technology processes. For these services, we paid Deloitte approximately $1.3 million in 2007. Mr. Niciforo’s brother is a partner with Deloitte.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of the forms we have received during 2007, all of our officers and directors complied with their Section 16(a) filing requirements, except that in July 2007 we failed to timely report the exchange of Mr. Shepard’s shares of CBOT Holdings’ stock for CME Group stock in connection with the merger.

By Order of the board of directors,

Kathleen M. Cronin
Managing Director, General Counsel and Corporate Secretary

Dated: March 17, 2008

Appendix A

Categorical Independence Standards

A director who satisfies the independence standards of the New York Stock Exchange and NASDAQ Global Select Market and meets all of the following categorical standards shall be presumed to be “independent”:

•

The director does not (directly or indirectly as a partner, shareholder or officer of another company) provide consulting, legal or financial advisory services to the Company or the Company’s present or former auditors.

•

Neither the director nor any member of his or her immediate family is a significant shareholder in the Company’s Class A Common Stock or Class B Common Stock. For purposes of this categorical standard, a shareholder shall be considered significant if the ownership of shares of Class A Common Stock is greater than five percent (5%) of the outstanding Class A Common Stock or if the ownership of shares of any series of Class B Common Stock is greater than five percent (5%) of the outstanding Class B Common Stock in such series.

•

Neither the director nor any member of his or her immediate family serves as an executive officer or director of a civic or charitable organization that receives significant financial contributions from CME Group or the CME or CBOT Foundations. For purposes of this categorical standard, the board of directors shall determine whether a financial contribution is considered significant on a case-by-case basis; provided, however, that any contribution less than $100,000 or two percent (2%) of that entity’s total annual charitable receipts and other revenues, whichever is greater, shall be presumed to be insignificant.

In addition, the board of directors has determined that a director who acts as a floor broker, floor trader, employee or officer of a futures commission merchant, a clearing member firm or other similarly situated person that intermediates transactions in or otherwise uses CME products and services shall be presumed to be “independent,” if he or she otherwise satisfies all of the above categorical standards and the independence standards of the New York Stock Exchange and NASDAQ Global Select Market and such transactions are made in the ordinary course of business of the Company on terms consistent with those prevailing at the time for corresponding transactions by similarly situated, unrelated third parties.

A-1

CME Group

A CME/Chicago Board of Trade Company

20 S. WACKER DRIVE

CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 6, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 6, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Class A

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CMEXZ1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CME GROUP INC.

1. Election of Equity Directors

The Nominating Committee of the Board of Directors recommends a vote “FOR” the listed nominees.

For All Withhold All For All Except

☐ ☐ ☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Eight will be elected to a three-year term to the Board of Directors

01 - Craig S. Donohue

02 - Timothy Bitsberger

03 - Jackie M. Clegg

04 - James A. Donaldson

05 - J. Dennis Hastert

06 - William P. Miller II

07 - Terry L. Savage

08 - Christopher Stewart

Issues

The Board of Directors recommends a vote “FOR” the following proposal.

2. Ratification of Ernst & Young LLP as our independent registered public accounting firm.

For Against Abstain

☐ ☐ ☐

Yes No

Please indicate if you plan to attend this meeting.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote your shares of Class A common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 7, 2008.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 10:00 a.m., Central Time, on Wednesday, May 7, 2008, at the University of Chicago Gleacher Center, located at 450 North Cityfront Plaza Drive, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class A common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 10, 2008, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the recommendations of the company, please sign the reverse side; no boxes need to be checked.

CME Group

A CME/Chicago Board of Trade Company

20 S. WACKER DRIVE

CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 6, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 6, 2008. Have your proxy card in hand when you call and then follow the instructions. Please Note: When voting by phone on proposal 3, you must vote FOR FIVE shareholders and ABSTAIN from FIVE shareholders for your vote to be valid.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Class B-1 (CME)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CMEXZ3 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CME GROUP INC.

1. Election of Equity Directors

The Nominating Committee of the Board of Directors recommends a vote “FOR” the listed nominees.

Eight will be elected to a three-year term to the Board of Directors

01 - Craig S. Donohue

02 - Timothy Bitsberger

03 - Jackie M. Clegg

04 - James A. Donaldson

05 - J. Dennis Hastert

06 - William P. Miller II

07 - Terry L. Savage

08 - Christopher Stewart

2. Election of Class B-1 Directors

May select up to ONE of the following nominee(s) to be elected to a three-year term to the Board of Directors.

For Abstain

☐☐

2a. Bruce F. Johnson

3. Election of 2009 Class B-1 Nominating Committee

May select up to FIVE of the following nominees to be elected to a one-year term to the Class B-1 Nominating Committee. VOTE will be INVALID if your selection EXCEEDS FIVE (5) FOR votes.

For Abstain

3a. Jeffrey R. Carter ☐ ☐

3b. Michael J. Downs ☐ ☐

3c. Alan L. Freeman ☐ ☐

3d. John C. Garrity ☐ ☐

3e. David G. Hill ☐ ☐

For Abstain

3f. Lonnie Klein ☐ ☐

3g. W. Winfred Moore II ☐ ☐

3h. Brian J. Muno ☐ ☐

3i. Michael P. Savoca ☐ ☐

3j. Robert D. Wharton ☐ ☐

For All Withhold All For All Except

☐ ☐ ☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Issues

The Board of Directors recommends a vote “FOR” the following proposal.

4. Ratification of Ernst & Young LLP as our independent registered public accounting firm.

For Against Abstain

☐ ☐ ☐

Please indicate if you plan to attend this meeting.

Yes No

☐ ☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote your shares of Class B-1 common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 7, 2008.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 10:00 a.m., Central Time, on Wednesday, May 7, 2008, at the University of Chicago Gleacher Center, located at 450 North Cityfront Plaza Drive, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class B-1 common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 10, 2008, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1 AND 4 AND ABSTAIN FROM PROPOSALS 2 AND 3 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item.

CME Group

A CME/Chicago Board of Trade Company

20 S. WACKER DRIVE

CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 6, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 6, 2008. Have your proxy card in hand when you call and then follow the instructions.

Please Note: When voting by phone on proposal 3, you must vote FOR FIVE shareholders and ABSTAIN from FIVE shareholders for your vote to be valid.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Class B-2 (IMM)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CMEXZ5 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CME GROUP INC.

1. Election of Equity Directors

The Nominating Committee of the Board of Directors recommends a vote “FOR” the listed nominees.

Eight will be elected to a three-year term to the Board of Directors

01 - Craig S. Donohue

02 - Timothy Bitsberger

03 - Jackie M. Clegg

04 - James A. Donaldson

05 - J. Dennis Hastert

06 - William P. Miller II

07 - Terry L. Savage

08 - Christopher Stewart

2. Election of Class B-2 Director

May select up to ONE of the following nominee(s) to be elected to a three-year term to the Board of Directors.

2a. Patrick B. Lynch

For Abstain

☐ ☐

3. Election of 2009 Class B-2 Nominating Committee

May select up to FIVE of the following nominees to be elected to a one-year term to the Class B-2 Nominating Committee. VOTE will be INVALID if your selection EXCEEDS FIVE (5) FOR votes.

For Abstain

3a. Norman B. Byster ☐ ☐

3b. Denis P. Duffey ☐ ☐

3c. Richard J. Duran ☐ ☐

3d. George P. Hanley ☐ ☐

3e. Donald J. Lanphere, Jr. ☐ ☐

For Abstain

3f. Michael J. Moss ☐ ☐

3g. Ronald A. Pankau ☐ ☐

3h. Geoffrey R. Pierce ☐ ☐

3i. Thomas W. Senft ☐ ☐

3j. Barry D. Ward ☐ ☐

ForAll Withhold All For All Except

☐ ☐ ☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Issues

The Board of Directors recommends a vote “FOR” the following proposal.

4. Ratification of Ernst & Young LLP as our independent registered public accounting firm.

For Against Abstain

☐ ☐ ☐

Please indicate if you plan to attend this meeting.

Yes No

☐ ☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote your shares of Class B-2 common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 7, 2008.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 10:00 a.m., Central Time, on Wednesday, May 7, 2008, at the University of Chicago Gleacher Center, located at 450 North Cityfront Plaza Drive, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class B-2 common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 10, 2008, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” PROPOSALS 1 AND 4 AND ABSTAIN FROM PROPOSALS 2 AND 3 LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item.

CME Group

A CME/Chicago Board of Trade Company

20 S. WACKER DRIVE

CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 6, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 6, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Class A

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CMEXZ7 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CME GROUP INC.

1. Election of Equity Directors

The Nominating Committee of the Board of Directors recommends a vote “FOR” the listed nominees.

Eight will be elected to a three-year term to the Board of Directors

For All Withhold All For All Except

☐☐☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01 - Craig S. Donohue

02- Timothy Bitsberger

03 - Jackie M. Clegg

04-James A. Donaldson

05 - J. Dennis Hastert

06 - William P. Miller II

07 - Terry L. Savage

08 - Christopher Stewart

Issues

The Board of Directors recommends a vote “FOR” the following proposal.

For Against Abstain

2. Ratification of Ernst & Young LLP as our independent registered public accounting firm.

☐ ☐ ☐

Please indicate if you plan to attend this meeting.

Yes No

☐☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote your shares of Class B-3 common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 7, 2008.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 10:00 a.m., Central Time, on Wednesday, May 7, 2008, at the University of Chicago Gleacher Center, located at 450 North Cityfront Plaza Drive, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class A common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 10, 2008, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item.

CME GROUP

A CME/Chicago Board of Trade Company

20 S. WACKER DRIVE

CHICAGO, IL 60606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Time on May 6, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by CME Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Time on May 6, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CME Group Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

Class B-4 (GEM)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CMEXZ9 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CME GROUP INC.

1. Election of Equity Directors

The Nominating Committee of the Board of Directors recommends a vote “FOR” the listed nominees.

For All Withhold All For All Except

☐ ☐ ☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Eight will be elected to a three-year term to the Board of Directors

01 - Craig S. Donohue

02 - Timothy Bitsberger

03 - Jackie M. Clegg

04 - James A. Donaldson

05 - J. Dennis Hastert

06 - William P. Miller II

07 - Terry L. Savage

08 - Christopher Stewart

Issues

The Board of Directors recommends a vote “FOR” the following proposals.

For Against Abstain

☐ ☐ ☐

2. Ratification of Ernst & Young LLP as our independent registered public accounting firm.

Please indicate if you plan to attend this meeting.

Yes No

☐ ☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote your shares of Class B-4 common stock of CME Group Inc. for the upcoming Annual Meeting of Shareholders

PLEASE REVIEW THE PROXY STATEMENT AND SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE TODAY

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

This Proxy is being solicited by the Board of Directors of CME Group Inc. (“CME Group”) for the Annual Meeting of Shareholders on Wednesday, May 7, 2008.

The undersigned hereby appoint(s) Terrence A. Duffy and Craig S. Donohue with full power to act alone and with full power of substitution, as proxies of such shareholder(s), to attend the Annual Meeting of CME Group to be held at 10:00 a.m., Central Time, on Wednesday, May 7, 2008, at the University of Chicago Gleacher Center, located at 450 North Cityfront Plaza Drive, Chicago, Illinois, and any postponement or adjournment thereof, and to vote all shares of Class B-4 common stock of CME Group, held of record by such shareholder(s) as of the close of business on March 10, 2008, upon the proposals as designated on the reverse side. This proxy will be voted as specified by the shareholder(s). IF NO SUCH DIRECTION IS GIVEN, YOUR PROXIES WILL HAVE THE AUTHORITY TO VOTE “FOR” THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The proposals are fully set forth in the Proxy Statement related to the Annual Meeting, receipt of which is hereby acknowledged.

Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the recommendations of the company, please sign the reverse side; no boxes need to be checked.